                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              CORILLIAN CORPORATION

                         WIZARD ACQUISITION CORPORATION

                                       AND

                       INTELIDATA TECHNOLOGIES CORPORATION





                           DATED AS OF MARCH 31, 2005









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                                                                                                                PAGE


Article 1. THE MERGER.............................................................................................1

   1.1.           The Merger......................................................................................1

   1.2.           Closing of the Merger...........................................................................2

   1.3.           Effective Time..................................................................................2

   1.4.           Effects of the Merger...........................................................................2

   1.5.           Certificate of Incorporation and Bylaws of the Surviving Corporation............................2

   1.6.           Directors and Officers of the Surviving Corporation.............................................2

Article 2. CONVERSION OF SECURITIES...............................................................................3

   2.1.           Conversion of Capital Stock.....................................................................3

   2.2.           Appraisal Rights................................................................................3

   2.3.           Exchange of Certificates........................................................................4

   2.4.           Stock Options...................................................................................7

   2.5.           Warrants........................................................................................7

Article 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................7

   3.1.           Organization and Qualification..................................................................8

   3.2.           Charter and Bylaws..............................................................................8

   3.3.           Capitalization..................................................................................8

   3.4.           Company SEC Reports; Financial Statements......................................................10

   3.5.           Controls.......................................................................................12

   3.6.           Information Supplied...........................................................................12

   3.7.           Authorization and Enforceability...............................................................13

   3.8.           Absence of Certain Changes or Events...........................................................13

   3.9.           Consents and Approvals.........................................................................15

   3.10.          Permits........................................................................................15

   3.11.          Compliance with Laws...........................................................................16

   3.12.          Litigation.....................................................................................16

   3.13.          Employee Benefit Matters.......................................................................16

   3.14.          No Excess Parachute Payments...................................................................20

   3.15.          Employees......................................................................................20

   3.16.          Property and Leases............................................................................21

   3.17.          Intellectual Property Rights...................................................................21
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
   3.18.          Taxes..........................................................................................23

   3.19.          Material Contracts.............................................................................26

   3.20.          Relations with Customers.......................................................................27

   3.21.          Environmental Matters..........................................................................27

   3.22.          Interested Party Transactions..................................................................28

   3.23.          Change in Control..............................................................................28

   3.24.          Fairness Opinion...............................................................................28

   3.25.          No Finders.....................................................................................28

   3.26.          Disclosure.....................................................................................28

   3.27.          Tax Treatment..................................................................................29

   3.28.          Rights Plan....................................................................................29

Article 4. REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB...........................................29

   4.1.           Organization and Qualification.................................................................29

   4.2.           Capitalization.................................................................................29

   4.3.           Parent SEC Reports; Financial Statements.......................................................30

   4.4.           Compliance with Laws...........................................................................31

   4.5.           Registration Statement.........................................................................31

   4.6.           Authorization and Enforceability...............................................................32

   4.7.           Absence of Certain Changes or Events...........................................................32

   4.8.           Consents and Approvals.........................................................................32

   4.9.           Ownership and Interim Operations of Merger Sub.................................................32

   4.10.          Litigation.....................................................................................33

   4.11.          No Finders.....................................................................................33

   4.12.          Tax Treatment..................................................................................33

   4.13.          Capital Resources..............................................................................33

Article 5. COVENANTS AND AGREEMENTS..............................................................................33

   5.1.           Conduct of Business of the Company.............................................................33

   5.2.           No Solicitation................................................................................36

   5.3.           Proxy Statement; Registration Statement; Stockholders Meeting..................................38

   5.4.           State Takeover Statutes........................................................................40

   5.5.           Affiliates.....................................................................................40
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



   5.6.           Nasdaq Listing Application.....................................................................40

   5.7.           Confidentiality................................................................................40

   5.8.           Access to Information..........................................................................41

   5.9.           Approvals and Consents; Cooperation............................................................41

   5.10.          Commercially Reasonable Efforts; Further Actions...............................................42

   5.11.          Officers' and Directors' Indemnification.......................................................42

   5.12.          Notification of Certain Matters................................................................42

   5.13.          Public Announcements...........................................................................43

   5.14.          Voting of Shares...............................................................................43

   5.15.          Expenses.......................................................................................43

   5.16.          Section 368 Qualification......................................................................43

   5.17.          Employee Benefit Plans.........................................................................43

   5.18.          Company Options and Company Stock Plans........................................................44

   5.19.          Company Warrants...............................................................................44

   5.20.          Rights Plan....................................................................................44

   5.21.          Director and Officer Resignations..............................................................45

Article 6. CONDITIONS PRECEDENT..................................................................................45

   6.1.           Conditions to Obligations of the Parent, Merger Sub, and the Company...........................45

   6.2.           Conditions to Obligations of the Parent and Merger Sub.........................................45

   6.3.           Conditions to Obligations of the Company.......................................................47

Article 7. TERMINATION AND ABANDONMENT...........................................................................48

   7.1.           Termination....................................................................................48

   7.2.           Effect of Termination..........................................................................50

Article 8. DEFINED TERMS.........................................................................................51

   8.1.           Definitions of Certain Terms...................................................................51

   8.2.           Location of Other Defined Terms................................................................57

Article 9. GENERAL PROVISIONS....................................................................................58

   9.1.           Amendment and Modification.....................................................................58

   9.2.           Waiver of Compliance; Consents.................................................................58

   9.3.           Investigation; Survival of Representations and Warranties......................................58

   9.4.           Notices........................................................................................58

   9.5.           Specific Performance...........................................................................59

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

   9.6.           Assignment.....................................................................................59

   9.7.           Governing Law..................................................................................60

   9.8.           Interpretation.................................................................................60

   9.9.           Entire Agreement...............................................................................60

   9.10.          Parties in Interest............................................................................60

   9.11.          Severability...................................................................................60

   9.12.          Counterparts...................................................................................61
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                                  EXHIBIT LIST

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
5.14.........................................................................Form of Agreement to Facilitate Merger

6.2(n)(A)......................................................................................FIRPTA Notice to IRS

6.2(n)(B)................................................................................FIRPTA Notification Letter
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                                       iv

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of March 31, 2005, by and among Corillian Corporation, an Oregon corporation (the "Parent"), Wizard Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Parent ("Merger Sub"), and InteliData Technologies Corporation, a Delaware corporation (the "Company").

              WHEREAS, the respective Boards of Directors of the Parent, Merger Sub and the Company have each determined that an acquisition of the Company by the Parent is advisable and in the best interests of their respective stockholders;

              WHEREAS, in furtherance of the acquisition of the Company by the Parent, the Boards of Directors of the Parent, Merger Sub and the Company have approved the merger of the Company with and into Merger Sub (the "Merger") upon the terms and subject to the conditions set forth herein, whereby each share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the effective time of the Merger (other than Cancelled Shares, as defined below), shall be converted into the right to receive shares of common stock, no par value, of the Parent (the "Parent Common Stock"), and certain cash consideration as described in Article 2 below;

              WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

              WHEREAS, officers and directors of the Company have, to induce the Parent to execute this Agreement, executed and delivered to the Parent the Agreements to Facilitate Merger described in Section 5.14;

              WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

              WHEREAS, capitalized terms shall have the meaning set forth in this Agreement, including the meanings set forth in Article 8.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE 1.
                                   THE MERGER

         1.1.    The Merger.

         Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), the Company shall be merged with and into Merger Sub in accordance with the provisions of Delaware Law, whereupon the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation").

         1.2.    Closing of the Merger.

         The closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Perkins Coie LLP, 1120 NW Couch Street, Portland, Oregon, or at such other place as the parties hereto may agree.

         1.3.    Effective Time.

         At the time of the Closing, the Company and Merger Sub shall file, or cause to be filed, with the Secretary of State of the State of Delaware a Certificate of Merger for the Merger, which Certificate shall be in the form required by and executed in accordance with the applicable provisions of Delaware Law and in form and substance acceptable to the Parent (the "Certificate of Merger"). The Merger shall become effective at the time such filing is made or, if agreed to by the Parent and the Company, at such later time or date set forth in the Certificate of Merger (the "Effective Time").

         1.4.    Effects of the Merger.

         The Merger shall have the effects set forth under Delaware Law. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises, and be subject to all the restrictions, disabilities, and duties, of the Company and Merger Sub, all as more fully described under Delaware Law.

         1.5. Certificate of Incorporation and Bylaws of the Surviving Corporation.

         The Certificate of Incorporation of Merger Sub shall, by virtue of the Merger, become and thereafter be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with such Certificate of Incorporation and Delaware Law. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until amended in accordance with such Bylaws, the Certificate of Incorporation and Delaware Law.

         1.6.    Directors and Officers of the Surviving Corporation.

         The directors of Merger Sub and the officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors shall be duly elected and qualified or appointed.

                                   ARTICLE 2.
                            CONVERSION OF SECURITIES

         2.1.    Conversion of Capital Stock.

         At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger
Sub:

                 (a) Common Stock of Merger Sub. Each share of common stock of Merger Sub, par value $0.001 per share ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall continue to remain issued and outstanding.

                 (b) Cancellation of Parent Owned Stock and Treasury Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is then held by the Parent, the Company or their direct or indirect wholly-owned subsidiaries (collectively, the "Cancelled Shares") shall be canceled without payment of any consideration therefor and without any conversion thereof.

                 (c) Conversion of Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than the Cancelled Shares and any Dissenting Shares (as defined and to the extent provided in Section 2.2(a) hereof), shall be converted into the right to receive (i) the fraction of a share (subject to adjustment as provided below) of Parent Common Stock equal to the Exchange Ratio, and (ii) the Per Share Cash Consideration, without interest (the "Cash Consideration"), together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.3(g) hereof (such shares and cash, as adjusted pursuant to the following paragraph, the "Merger Consideration"). Each share of Company Common Stock shall thereafter cease to be outstanding and cease to exist, and each holder of Company Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to the Company Common Stock and each certificate formerly representing shares of Company Common Stock (other than the Cancelled Shares) shall thereafter represent only the right to receive the Merger Consideration.

                 (d) Adjustments to Exchange Ratio. An appropriate adjustment shall be made to the Exchange Ratio in the event that, prior to the Effective Time, the outstanding shares of Parent Common Stock, without new consideration, are changed into or exchanged for a different kind of shares or securities through a reorganization, reclassification, stock dividend, stock combination, or other like change in the Parent's capitalization.

         2.2.    Appraisal Rights.

                 (a) Notwithstanding any provision of this Agreement to the contrary other than Section 2.2(b), any shares of Company Common Stock held by a holder who is entitled to and has demanded and perfected appraisal rights for such shares in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL") and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Merger

         Consideration pursuant to Section 2.1(c), but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under the DGCL. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation.

                 (b) Notwithstanding the provisions of Section 2.2(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive Merger Consideration as provided in Section 2.1(c) without interest thereon, upon surrender of the certificate representing such shares pursuant to Section 2.3.

                 (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands.

         2.3.    Exchange of Certificates.

                 (a) Prior to the Effective Time, the Parent shall appoint the Parent's stock transfer agent or such other person as the Parent may select to act as exchange agent for the exchange of Parent Common Stock upon surrender of Certificates (the "Exchange Agent"). Promptly following the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article 2 through the Exchange Agent, (i) certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(c)(i), and (ii) the amount of cash payable pursuant to Section 2.1(c)(ii) as of the Effective Time and, thereafter, cash from time to time as required to make payments in lieu of fractional shares pursuant to
         Section 2.3(g) (such cash and certificates for Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver (x) the Parent Common Stock and cash contemplated to be issued pursuant to
         Section 2.1(c) hereto, and (y) such cash as may be required to make payments in lieu of any fractional shares out of the Exchange Fund. Except as contemplated by Section 2.3(h), the Exchange Fund shall not be used for any other purpose.

                 (b) As promptly as reasonably practicable after the Effective Time, but in no event later than ten business days thereafter, the Parent will cause the Exchange Agent to mail to each holder of record of a certificate or certificates (to the extent such certificates have not already been submitted to the Exchange Agent) which immediately prior to the Effective Time represented outstanding shares (other than Cancelled Shares) of Company Common Stock (each, a "Certificate" and collectively, the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Parent and the Exchange Agent shall reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration, and (iii) such notification as may be required under the DGCL to be given to the holders of Dissenting Shares.

                 (c) Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) the Cash Consideration, (ii) one or more of the Parent certificates representing the number of whole shares of Parent Common Stock into which the shares represented by the Certificate(s) shall have been converted pursuant to
         Section 2.1(c), and (iii) if applicable, a bank check for fractional shares pursuant to Section 2.3(g), to be distributed as soon as practicable after the Effective Time, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, Parent Common Stock (and any Cash Consideration and any cash paid for fractional shares pursuant to
         Section 2.3(g)) may be issued or paid to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

                 (d) Whenever a dividend or other distribution is declared by the Parent in respect of the Parent Common Stock, the record date for which is after the Effective Time, that declaration shall include dividends or other distribution in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions pertaining to Parent Common Stock with a record date on the same date as or after the Effective Time shall be paid to any holder of shares of Company Common Stock who have not surrendered their Certificates for exchange, until the holder of such Certificates shall have exchanged such Certificates in accordance with Section 2.3(c) hereof. Subject to the effect, if any, of applicable Law, the Exchange Agent shall receive, hold, and remit any such dividends or other distributions to each such record holder entitled thereto, without interest, at the time that such Certificates are surrendered to the Exchange Agent for exchange. Holders of Company Common Stock will not be entitled, however, to dividends or other distributions that are payable to persons who were holders of record of Parent Common Stock as of a record date that is prior to the date of the Effective Time.

                 (e) All shares of Parent Common Stock issued upon the surrender for exchange of the Certificates in accordance with the terms hereof (including any cash paid for fractional shares pursuant to Section 2.3(g) hereof) and the Cash Consideration shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by the Certificates.

                 (f) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this
         Article 2.

                 (g) No fractional shares of Parent Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued upon the surrender for exchange of Certificates, no dividend or other distribution of the Parent shall relate to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of the Parent. All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated if and to the extent multiple Certificates of such holder are submitted together to the Exchange Agent. If a fractional share results from such aggregation, then (in lieu of such fractional share) the Exchange Agent shall pay to each holder of shares of Company Common Stock who otherwise would be entitled to receive such fractional share of Parent Common Stock an amount of cash (without interest) determined by multiplying (i) the fractional share of Parent Common Stock to which such holder would otherwise be entitled, by (ii) the Parent Average Stock Price. The Parent will make available to the Exchange Agent any cash necessary for this purpose.

                 (h) Any portion of the Exchange Fund that remains undistributed to the holders of shares of Company Common Stock six (6) months after the Effective Time shall be delivered to Parent, upon demand by Parent. Any holder of Certificates who have not theretofore complied with Section 2.2(a) shall thereafter look only to Parent for the portion of the Merger Consideration represented by the Certificates to which such holder is entitled pursuant to Section 2.1(c) hereof. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of the date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest or any person previously entitled thereto.

                 (i) To the fullest extent permitted by Law, neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                 (j) Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payments under the

         Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or Exchange Agent, as the case may be.

                 (k) If any Certificate shall have been lost, stolen or destroyed, upon the delivery to the Exchange Agent of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Parent or Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue or pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and the cash value of any fraction of a share of Parent Common Stock as provided in Section 2.3(g) hereof.

         2.4.    Stock Options

         As soon as practicable following the Closing, but effective as of the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time (including, specifically and without limitation, every option outstanding under any Company Stock Plan) and that has not been exercised prior to the Effective Time, shall be terminated. No options or Company Stock Plan will continue after the Effective Time or be assumed or continued by Parent or the Surviving Corporation. Prior to the Closing Date, the Company shall take all action necessary to effect the termination of all Company Options, as contemplated by this Section 2.4.

         2.5.    Warrants

         Each warrant to purchase shares of Company Common Stock (a "Company Warrant") that is outstanding immediately prior to the Effective Time shall, at the Effective Time, cease to represent a right to purchase shares of Company Common Stock and shall be converted, at the Effective Time, into a warrant to purchase shares of Parent Common Stock (a "Parent Warrant") on substantially the same terms and conditions as were applicable under such Company Warrant. The number of shares of Parent Common Stock subject to each such Parent Warrant shall be the number of shares of Company Common Stock subject to each such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock, and such Parent Warrant shall have an exercise price per share (rounded to the nearest cent) equal to the per share exercise price specified in such Company Warrant divided by the Exchange Ratio.

                                   ARTICLE 3.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to the Parent and Merger Sub to enter into this Agreement, with the understanding that the Parent and Merger Sub shall be relying thereon in consummating the transactions contemplated hereunder, the Company hereby represents and warrants to the Parent and Merger Sub, except as set forth in the Company Disclosure Schedule delivered by the Company to the Parent and Merger Sub on the date hereof (the "Company Disclosure Schedule"), which Company Disclosure Schedule identifies the section and subsection numbers of this Article 3 to which the disclosures pertain and which disclosures relate only to the representations and warranties set forth in the section or subsection of this Agreement to which such section of the Company Disclosure Schedule expressly relates and not to any other representation and warranty contained in this Agreement (except to the extent that one section of the Company Disclosure Schedule specifically refers to another section thereof), as follows:

         3.1.    Organization and Qualification.

                 (a) The Company and each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each Company Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it (i) makes such qualification necessary and
         (ii) where the failure to qualify could reasonably be expected to have a Company Material Adverse Effect.

                 (b) Section 3.1(b) of the Company Disclosure Schedule lists each Company Subsidiary and its jurisdiction of incorporation. Except for the capital stock of the Company Subsidiaries owned by the Company, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock or other interest in any person. The Company wholly owns each Company Subsidiary.

         3.2.    Charter and Bylaws.

         The Company has furnished or made available to the Parent a complete and correct copy of the Certificate of Incorporation and the Bylaws of the Company and the Certificate of Incorporation, Bylaws or equivalent organizational documents of each Company Subsidiary, each as in full force and effect as of the date hereof. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, Bylaws or equivalent organizational documents.

         3.3.    Capitalization.

                 (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000 shares of Preferred Stock of the Company, par value $0.001 per share (the "Company Preferred Stock"). As of the date hereof, there are (i) 51,133,492 shares of Company Common Stock issued and outstanding; (ii) no shares of Preferred Stock issued and outstanding; (iii) 1,034,784 shares of Company Common Stock and no shares of Company Preferred Stock held in the treasury of the Company; (iv) no shares of Company Common Stock or Company Preferred Stock owned by the Company Subsidiaries; and
         (v) 3,964,015 shares of Company Common Stock reserved for future issuance pursuant to Company Stock Plans (including 3,034,397 shares subject to outstanding Company Options, which includes 45,000 restricted stock awards that will vest immediately prior to the Effective Time). Except (1) as set forth in this Section 3.3(a), (2) as set forth in Section 3.3(a) of the Company's Disclosure Schedule, including the Employee Stock Purchase Plan set forth therein ("ESPP") and (3) as provided in the Rights Plans (as defined in Section 3.28 hereof), there are no outstanding (x) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (y) options, warrants, rights or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company, (z) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company (the items in clauses (x), (y) and (z), together with the capital stock of the Company, being referred to collectively as "Company Securities") or (iv) obligations by the Company or any of the Company Subsidiaries to make any payments based on the price or value of shares of the Company's capital stock. All outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws (or applicable exemptions thereunder).

                 (b) Section 3.3(b) of the Company Disclosure Schedule accurately sets forth (A) a list of all Company Stock Plans and information regarding the exercise price, the date of grant or issuance and the number of underlying securities issuable in respect of each Company Option, and (B) a list of all Warrants outstanding and information regarding the holder, the exercise price, the expiration date and the number and type of securities into which the warrants are exercisable. All securities of the Company subject to issuance upon exercise of Company Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, no consent of holders of any Company Options is required to carry out the Merger and the other transactions contemplated by this Agreement, including, without limitation, the matters contemplated by
         Section 2.4 and Article 1. All actions, if any, required on the part of the Company under the Company Options to allow for the treatment of Company Options as is provided in Section 2.4 and Article 1, have been, or prior to the Closing shall be, validly taken by the Company. The Company has delivered or made available to the Parent complete and correct copies of the Company Stock Plans and all forms of Company Options and agreements under any such plans.

                 (c) Except as contemplated by this Agreement, the Company is not under any obligation to repurchase, redeem or otherwise acquire any securities of the Company or of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person. As of the date of this Agreement and except as contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Company is a party, or, to the Knowledge of the Company, to which persons other than the Company are parties, that relate to the voting or control of any outstanding shares of the Company's capital stock.

                 (d) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Company Subsidiary, free and clear of all Encumbrances. There are no outstanding (i) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary,
         (ii) options, warrants, rights or other agreements or commitments to acquire from the Company or any Company Subsidiary (or obligations of the Company or any Company Subsidiary to issue) any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Company Subsidiary, (iii) obligations of the Company or any Company Subsidiary to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in any Company Subsidiary (the items in clauses (i), (ii) and (iii), together with the capital stock of such Company Subsidiaries, being referred to collectively as "Subsidiary Securities") or (iv) obligations of the Company or any Company Subsidiary to make any payment based on the value of any shares of any Company Subsidiary. There are no outstanding obligations of the Company or any of Company Subsidiary to purchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         3.4.    Company SEC Reports; Financial Statements.

                 (a) The Company has filed with the SEC, at or prior to the time due (including by proper extension pursuant to Rule 12b-25), and has heretofore made available to the Parent true and complete copies of, all forms, reports, schedules, registration statements, definitive proxy statements and other documents (together with all information incorporated therein by reference, the "Company SEC Reports") it filed or was required to file with the SEC since January 1, 2002. As of their respective dates, the Company SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the Company SEC Reports. As of their respective dates and as of the date any information from such Company SEC Reports has been incorporated by reference, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Section 3.4(a) of the Company Disclosure Schedule lists all comment letters or other correspondence received by the Company from the Staff of the SEC since January 1, 2002 with respect to any Company SEC Report or otherwise and all responses to such comment letters or correspondence by or on behalf of the Company, copies of all of which have been provided to the Parent.

                 (b) To the extent required in connection with the Company SEC Reports, the Company's Chief Executive Officer and Chief Financial Officer have signed, and the Company has furnished to the SEC, all necessary certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn, and neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications nor to the Company's Knowledge is any such notice or action threatened.

                 (c) Each of the financial statements of the Company (including the related notes) included or incorporated by reference in the Company SEC Reports (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Neither the Company nor any Company Subsidiary has, nor does the Company or any Company Subsidiary have any Knowledge of any basis for, any material liabilities or obligations individually or in the aggregate (whether absolute, accrued, contingent, or otherwise) of any nature, other than liabilities or obligations (i) accrued or reserved against in the most recent consolidated balance sheet of the Company included in the Company SEC Reports, (ii) specifically disclosed in this Agreement, or (iii) incurred in the ordinary course of business consistent with past practice since the date of the balance sheet included in the most recent Company SEC Report (none of which could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or are in such amounts as to be materially greater than the liabilities or obligations set forth in the balance sheet most recently filed with the SEC prior to the date of this Agreement).

                 (d) Except as set forth in Section 3.4(d) of the Company Disclosure Schedule, the Company has not been notified by its independent auditors or by the staff of the SEC that such auditors or staff of the SEC, as the case may be, are of the view that any financial statements included in any registration statement filed by the Company under the Securities Act or any periodic or current report filed under the Exchange Act should be restated, or that the Company should modify its accounting in future periods in a manner that would be materially adverse to the Company. As of the date hereof, the Company has complied in all material respects with the listing and other standards of Nasdaq applicable to it (other than failing to meet the minimum per share price qualification of the Nasdaq SmallCap Market).

                 (e) Prior to the execution of this Agreement, the Company has delivered to the Parent its Annual Report on Form 10-K for the fiscal year ended December 31, 2004

         (the "2004 Form 10-K") in its final form, and no changes or modifications to the 2004 Form 10-K will be required or made prior to filing with the SEC. The 2004 Form 10K complies in all material respects with all applicable requirements of the Exchange Act, and the rules and regulations of the SEC thereunder applicable to the 2004 Form 10-K.

         3.5.    Controls.

                 Except as set forth in Section 3.5 of the Company Disclosure
                 Schedule:

                 (a) Each of the Company and the Company Subsidiaries has internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act and such internal control over financial reporting is effective. Since January 1, 2002, there has been no material change in the internal control over financial reporting of the Company and the Company Subsidiaries that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, each of the Company and the Company Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide reasonable assurance that
         (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and to maintain accountability for the Company's consolidated assets; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; (iv) the reporting of the Company's consolidated assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company has not been notified by its independent auditor that there is any significant deficiency or material weakness in the Company's internal control over financial reporting. The Company has delivered to Parent complete and accurate copies of any management letter or similar correspondence from any independent auditor since January 1, 2002, of the Company or any of the Company Subsidiaries.

                 (b) The Company maintains disclosure controls and procedures required under the Exchange Act effective to ensure that all material information concerning the Company and the Company Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. Section 3.5(b) of the Company Disclosure Schedule lists, and the Company has delivered to the Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures and internal controls over financial reporting.

         3.6.    Information Supplied.

         The proxy statement/prospectus included as part of the Registration Statement (such proxy statement/prospectus, together with notice of meeting, form of proxy, and any letter or other materials to the Company's stockholders included therein are referred to in this Agreement as the "Proxy Statement/Prospectus") shall not, at the time the Proxy Statement/Prospectus is first mailed and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement made in any earlier communication with respect to the solicitation of any proxy or approval for the Merger in connection with which the Proxy Statement/Prospectus shall be mailed, which has become false or misleading, except that no representation or warranty is made by the Company with respect to any information regarding and supplied in writing by the Parent, Merger Sub or any Affiliate of the Parent or Merger Sub which is contained or incorporated by reference in the Proxy Statement/Prospectus. The Proxy Statement/Prospectus shall comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

         3.7.    Authorization and Enforceability.

         The Company has the corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval and the approvals set forth in Section 3.7 of the Company Disclosure Schedule, the corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and unanimously approved by the Company's Board of Directors and no other corporate proceedings on the part of the Company (other than Company Stockholder Approval) or any Company Subsidiary are necessary to authorize this Agreement, and, subject to obtaining the Company Stockholder Approval, no other corporate action on the part of the Company or any Company Subsidiary is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to rules of Law governing bankruptcy, specific performance, injunctive relief, or other equitable remedies. Under applicable Law, the Company's Certificate of Incorporation and Nasdaq rules, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote required for the stockholders of the Company to approve the Merger and, except as set forth in
Section 3.7 of the Company Disclosure Schedule no holders of any other Company Securities are entitled to any vote or consent regarding the Merger, this Agreement or any of the transactions contemplated hereby.

         3.8.    Absence of Certain Changes or Events.

         Except as contemplated hereby or as disclosed in the Company SEC Reports or Section 3.8 of the Company Disclosure Schedule, since January 1, 2005, the Company and the Company Subsidiaries have conducted their business in the ordinary course of business and consistent with past practice and there has not been:

                  (a) any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Company Subsidiary (other than any wholly owned subsidiary) of any outstanding shares of capital stock or other equity or debt securities of, or other ownership interests in, the Company;

                  (c) any split, combination or reclassification of any of its capital stock;

                  (d) any amendment of any provision of the Certificate of Incorporation, Bylaws or other governing documents of, or of any material term of any outstanding security issued by, the Company or any Company Subsidiary (other than any wholly owned subsidiary);

                  (e) any incurrence, assumption or guarantee by the Company or any Company Subsidiary of any indebtedness for borrowed money, other than trade payables incurred in the ordinary course of business and consistent with past practice;

                  (f) any change in any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such change required by reason of a change in GAAP and concurred with by the Company's independent public accountants;

                  (g) any election or change in any election concerning Taxes, any adoption or change in any Tax accounting method or practice, or any change in any Tax accounting period;

                  (h) any issuance of any equity or debt securities of the Company other than pursuant to the Company Stock Plans and the Company Options in the ordinary course of business and consistent with past practice;

                  (i) any acquisition or disposition of assets material to the Company and the Company Subsidiaries (except for sales of inventory in the ordinary course of business consistent with past practice), any acquisition or disposition of capital stock of any third party (other than acquisitions or dispositions of non-controlling equity interests of third parties in the ordinary course of business), or any merger or consolidation with any third party, by the Company or any Company Subsidiary;

                  (j) any creation or assumption by the Company or any Company Subsidiary of any Encumbrance on any asset other than in the ordinary course of business and consistent with past practice;

                  (k) any capital expenditure or expenditures in excess of $15,000 individually or $50,000 in the aggregate, other than capital expenditures made in the ordinary course of business;

                  (l) any material damage, destruction or loss (whether or not covered by insurance) from fire or other casualty to its material tangible property;

                  (m) any increase in the base salary of any officer or employee of the Company, other than increases in the base salary of non-officer employees in the ordinary course of business and consistent with past practice;

                  (n) any adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance or other similar plan or any outstanding option, award, or benefit thereunder for the benefit of any of its directors, officers or employees;

                  (o) entry by the Company into any joint venture, partnership or similar agreement with any person other than a Company Subsidiary; or

                  (p) any authorization of, or commitment or agreement to take any of, the foregoing actions except as otherwise permitted by this Agreement.

         3.9.    Consents and Approvals.

         Except as set forth in Section 3.9 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby does not: (a) violate any provision of the Certificate of Incorporation, Bylaws, or other governing document of the Company or any Company Subsidiary; (b) violate any Law or Order by which the Company or any Company Subsidiary or any of their respective properties or assets may be bound; or (c) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Encumbrance on any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, or of any material license, franchise, permit, authorization, agreement, or other instrument or obligation to which the Company or any Company Subsidiary is a party, or by which it or any of its material properties or assets may be bound. Except as set forth in
Section 3.9 of the Company Disclosure Schedule, no filing with or permit, consent, or approval of any Governmental Entity or any other Person is required by the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for (i) any applicable requirements of the Securities Act, the Exchange Act and state securities laws; (ii) the Company Stockholder Approval;
(iii) the filing and recordation of the Certificate of Merger as required by Delaware Law; and (iv) applicable notices to Nasdaq.

3.10.    Permits.

         Each of the Company and the Company Subsidiaries is in possession of all Permits, except where the failure to have, or the suspension or cancellation of, any of the Permits could not reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of such Permits could not reasonably be expected to have a Company Material Adverse Effect. Section 3.10 of the Company Disclosure Schedule lists all material Permits of the Company and the Company Subsidiaries, and the Company has made available to the Parent all other Permits of the Company and the Company Subsidiaries.

         3.11.   Compliance with Laws.

         Except as set forth in Section 3.11 of the Company Disclosure Schedule, all activities of the Company and each Company Subsidiary have been, and are currently being, conducted in all material respects in compliance with all applicable Laws and Orders. To the Knowledge of the Company, (a) no investigation or review by any Governmental Entity with respect to the Company is pending or threatened or has been undertaken within the past five (5) years and (b) no Governmental Entity has indicated an intention to conduct the same.

         3.12.   Litigation.

         Except as set forth in Section 3.12 of the Company Disclosure Schedule, there are no material suits, actions or proceedings pending or, to the Knowledge of the Company, threatened (in any manner) against or affecting the Company or any of the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries is subject to any outstanding Order that contains ongoing material obligations, restricts the activities of the Company or any Company Subsidiary going forward or could reasonably be expected to prevent, hinder or delay the timely completion of the transactions contemplated by this Agreement.

         3.13.   Employee Benefit Matters.

                 (a) Section 3.13(a) of the Company Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans. Neither the Company nor any Company Subsidiary has any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Employee Benefit Plan, or to modify or amend any existing Employee Benefit Plan. There has been no amendment, interpretation or other announcement (written or oral) by the Company, any Company Subsidiary or any other Person relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining such Employee Benefit Plan (or the Employee Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the fiscal year ended December 31, 2004. The terms of each Employee Benefit Plan permit the Company or relevant Company Subsidiary, as applicable, to amend and terminate such Employee Benefit Plan at any time and for any reason without penalty and without material liability or expense other than for the ordinary accrual of benefits as of the date of termination. None of the rights of the Company or any Company Subsidiary under any Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this Agreement.

                 (b) The Company has delivered to Parent true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto since the inception of the particular Employee

         Benefit Plan), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (i) the last three annual reports (Form 5500 series), filed with respect to such Employee Benefit Plan, together with all schedules and audit reports required with respect thereto; (ii) the most recent summary plan description, and all summaries of material modifications related thereto, distributed with respect to such Employee Benefit Plan; (iii) all contracts and agreements (and any amendments thereto since the inception of such Employee Benefit Plan) relating to such Employee Benefit Plan, including, without limitation, all trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements and service provider agreements; (iv) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (v) the most recent annual actuarial valuation prepared for such Employee Benefit Plan; (vi) all written communications during the last three years relating to the amendment, creation or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in material liability to the Company or any Company Subsidiary; (vii) all material correspondence to or from any Governmental Entity relating to such Employee Benefit Plan; (viii) samples of all administrative forms currently in use with respect to such Employee Benefit Plan, including, without limitation, all COBRA and HIPAA forms and notices; (ix) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Employee Benefit Plan for the last three years; and (x) the most recent registration statement, annual report (Form 11-K) and prospectus prepared in connection with such Employee Benefit Plan.

                 (c) With respect to each Employee Benefit Plan, except as set forth in Section 3.13(c) of the Company Disclosure Schedule: (i) such Employee Benefit Plan was properly and legally established; (ii) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable Laws, including, without limitation, ERISA and the Code; (iii) the Company, each Company Subsidiary, each of their respective directors, officers, employees, representatives and agents, and, to the Knowledge of the Company, all other Persons (including, without limitation, all other fiduciaries) have, at all times and in all material respects, properly performed all of their duties and obligations (whether arising by operation of law or by contract) under or with respect to such Employee Benefit Plan, including, without limitation, all reporting, disclosure and notification obligations; (iv) all returns, reports (including, without limitation, all Form 5500 series annual reports, together with all schedules and audit reports required with respect thereto), notices, statements and other disclosures relating to such Employee Benefit Plan required to be filed with any Governmental Entity or distributed to any Employee Benefit Plan participant have been properly prepared and duly filed or distributed in a timely manner; (v) none of the Company, any Company Subsidiary, any of their respective directors, officers, employees, representatives or agents, or, to the Knowledge of the Company, any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable Law; (vi) no transaction or event has occurred or is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; and (vii) neither the Company nor any Company Subsidiary has incurred, and there exists no condition or set of circumstances in connection with which the Company, any Company Subsidiary, the Surviving Corporation or Parent could incur, directly or indirectly, any material liability or expense (except for routine contributions and benefit payments) under ERISA, the Code or any other applicable Law, or pursuant to any indemnification or similar agreement, with respect to such Employee Benefit Plan.

                 (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and its related trust and/or group annuity contract is exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan (i) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, as amended by that legislation commonly referred to as "GUST" and "EGTRRA," and all subsequent legislation, or (ii) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the IRS. Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, nothing has occurred, or is reasonably expected by the Company or any Company Subsidiary to occur, that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust or group annuity contract. No such Employee Benefit Plan is a "top-heavy plan," as defined in
         Section 416 of the Code.

                 (e) Except as set forth in Section 3.13(e) of the Company Disclosure Schedule, all contributions, premiums and other payments due or required to be paid to (or with respect to) each Employee Benefit Plan have been timely paid, or, if not yet due, have been accrued as a liability on the balance sheet most recently filed with the SEC prior to the date of this Agreement. All income taxes and wage taxes that are required by law to be withheld from benefits derived under the Employee Benefit Plans have been properly withheld and remitted to the proper depository.

                 (f) Except with respect to one another, neither the Company nor any Company Subsidiary is, or has ever been, a member of (i) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (iii) an affiliated service group, within the meaning of Section 414(m) of the Code, or
         (iv) any other group of Persons treated as a single employer under
         Section 414(o) of the Code.

                 (g) Neither the Company nor any Company Subsidiary sponsors, maintains or contributes to, or has ever sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), (i) a multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, (ii) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413 of the Code, (iii) an employee benefit plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the

         Code, or (iv) a "multiple employer welfare arrangement," as defined in
         Section 3(40) of ERISA.

                 (h) None of the Company, any Company Subsidiary or any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company or any Company Subsidiary, other than (i) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code or other applicable Law that is paid for solely by the relevant individual, (ii) retirement benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code, and (iii) deferred compensation that is accrued as a current liability on the balance sheet most recently filed with the SEC prior to the date of this Agreement.

                 (i) Except as set forth in Section 3.13(i) of the Company Disclosure Schedule, there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the Knowledge of the Company, is there a basis for any such action, suit or claim. Except as set forth in
         Section 3.13(i) of the Company Disclosure Schedule, no Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by any Governmental Entity, and, to the Knowledge of the Company, no such action is contemplated or under consideration by any Governmental Entity.

                 (j) Except as set forth in Section 3.13(j) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent event(s)) will (i) entitle any individual to severance pay, unemployment compensation or any other payment from the Company, any Company Subsidiary, the Surviving Corporation, Parent or any Employee Benefit Plan, (ii) otherwise increase the amount of compensation due to any individual or forgive indebtedness owed by any individual, (iii) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (iv) require the Company, any Company Subsidiary, the Surviving Corporation or Parent to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual. Section 3.13(j) of the Company Disclosure Schedule sets forth all payments, benefits, acceleration provisions and other rights to which an employee, director, consultant, or former employer, director or consultant may become entitled upon his or her termination in connection with or subsequent to the consummation of the transactions contemplated by this Agreement.

                 (k) No "leased employee," as defined in Section 414(n) of the Code, performs, or has ever performed, services for the Company or any Company Subsidiary.

         3.14.   No Excess Parachute Payments.

         No amount required to be paid (whether in cash or property or the vesting of property) in connection with any of the transactions contemplated by this Agreement to any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Benefit Plan currently in effect or in effect as of the Closing Date is reasonably expected to be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         3.15.   Employees.

                 (a) Section 3.15(a) of the Company Disclosure Schedule sets forth (i) all Company and Company Subsidiary employees, as well as independent contractors and leased employees, as of the date hereof, including their respective name, job title or function, and location, as well as a true, correct and complete listing of the current salary or wage, incentive pay and bonuses, accrued vacation, and the current status (as to leave or disability pay status, leave eligibility status, full time or part time, exempt or nonexempt, temporary or permanent status) of all Company and Company Subsidiary employees; (ii) the names of all former officers of the Company or of any Company Subsidiary whose employment with the Company or such Company Subsidiary has terminated either voluntarily or involuntarily during the preceding 12-month period; and (iii) the names of the current officers (with all positions and titles indicated) and directors of the Company and of each Company Subsidiary. All current and former employees, independent contractors and leased employees have been properly classified as such by the Company or the Company Subsidiaries.

                 (b) The Company and the Company Subsidiaries have complied in all material respects with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, workers' compensation, unemployment compensation, collective bargaining and the payment of social security and other taxes.

                 (c) Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has labor relations problems or employment-related complaints or charges pending or, to the Knowledge of the Company, threatened or reasonably expected to arise against the Company or the Subsidiaries with the Equal Employment Opportunity Commission, Department of Labor, or any other comparable state or local agency and the Company's and Subsidiaries' labor relations are satisfactory.

                 (d) There are no strikes, concerted slowdowns, concerted work stoppages, lockouts or, to the Knowledge of the Company, any threats thereof, by or with respect to any employees of the Company or the Company Subsidiaries.

                 (e) There are no workers' compensation claims pending against the Company or the Company Subsidiaries nor, to the Knowledge of the Company, are there any facts that would give rise to such a claim or claims not covered by workers' compensation insurance.

                 (f) To the Knowledge of the Company, no employee, independent contractor or leased employee of the Company or the Company Subsidiaries is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede the ability of such employee to carry out fully the activities currently performed by such employee in furtherance of the business of the Company or the Company Subsidiaries.

         3.16.   Property and Leases.

                 (a) The Company and the Company Subsidiaries have sufficient title or leasehold interests to all their tangible properties and assets to conduct their respective businesses as currently conducted. Neither the Company nor any Company Subsidiary owns any real property.

                 (b) Section 3.16(b) of the Company Disclosure Schedule lists all leases for real or material personal property to which the Company or any Company Subsidiary is a party and includes the termination date for such leases and the amount of annual payments under the leases. All leases of real property leased for the use or benefit of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party, and all amendments and modifications thereto are in full force and effect, and there exists no material default under any such lease by the Company or any Company Subsidiary, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Company Subsidiary, which would permit any such lease to be terminated by the other party thereto. No consent, waiver, approval or authorization is required under any lease for real or material personal property to which the Company or any Company subsidiary is a party as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

         3.17.   Intellectual Property Rights.

                 (a) Section 3.17(a) of the Company Disclosure Schedule lists all Company Intellectual Property that is registered with U.S. Patent and Trademark Office or a corresponding foreign governmental or public authority and that: (i) is owned by, licensed to or otherwise controlled by the Company and the Company Subsidiaries; or (ii) is used in, developed for use in, or necessary to the conduct of the business of the Company and the Company Subsidiaries as it is currently conducted or as it is contemplated to be conducted. Section 3.17(a) of the Company Disclosure Schedule also lists all Company Intellectual Property that has been licensed to or from third parties or the public (in the case of open source software). The Company has delivered or made available to the Parent complete and accurate copies of correspondence, litigation documents, legal opinions, agreements, file histories and office actions relating to the patents and patent application listed on Section 3.17(a) of the Company Disclosure Schedule. Each item of Company Intellectual Property owned or used or contemplated to be used by the Company or the Company Subsidiaries immediately prior to the Effective Time hereunder shall be owned or available for use by the Parent or its subsidiaries on identical terms and conditions immediately after the Effective Time.

                 (b) The Company and the Company Subsidiaries own, free and clear of any Encumbrance, other than pursuant to the license agreements or other contracts to which the Company is a party, and possess all right, title and interest, or hold a valid license, in and to all Company Intellectual Property, and have taken all reasonable action to protect the Company Intellectual Property. To the Knowledge of the Company, all patents included in the Company Intellectual Property are valid and enforceable. To the Knowledge of the Company, the Company Intellectual Property owned or licensed by the Company is sufficient for the conduct of the business of the Company and the Company Subsidiaries as it is currently conducted and as it is currently contemplated to be conducted. There are no royalties, fees, honoraria or other payments payable by the Company or any of the Company Subsidiaries to any Person by reason of the ownership, development, modification, use, license, sublicense, sale, distribution or other disposition of the Company Intellectual Property other than as set forth in Section 3.17(b) of the Company Disclosure Schedule. The Company and the Company Subsidiaries have taken all reasonable security measures to protect the secrecy, confidentiality and value of the Company Intellectual Property.

                 (c) Section 3.17(c) of the Company Disclosure Schedule lists the Internet domain names included in the Company Intellectual Property. The Company or one of the Company Subsidiaries is the registrant and sole legal and beneficial owner of the Internet domain names included in the Company Intellectual Property, free and clear of any Encumbrance. The Company or one of the Company Subsidiaries is the registered owner of the trademarks underlying each of the domain names included in the Company Intellectual Property. The Company is not aware of any pending or threatened actions, suits, claims, litigation or proceedings relating to the domain names included in the Company Intellectual Property. The Company has operated the websites identified in Section 3.17(c) of the Company Disclosure Schedule.

                 (d) Except as set forth in Section 3.17(d) of the Company Disclosure Schedule, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception or development, or both, of the Company Intellectual Property on behalf of the Company or any of the Company Subsidiaries and all officers and technical employees of the Company or the Company Subsidiaries either (i) have been a party to "work-for-hire" arrangements or agreements with the Company or one or more of the Company Subsidiaries in accordance with applicable Law that has accorded the Company or the Company Subsidiaries effective and exclusive ownership of all Intellectual Property thereby arising, or
         (ii) have executed appropriate instruments of assignment in favor of the Company or one or more the Company Subsidiaries as assignee that have conveyed to the Company or one or more of the Company Subsidiaries effective and exclusive ownership of all Intellectual Property arising thereby.

                 (e) To the Knowledge of the Company, the use of the Company Intellectual Property in the conduct of the Company's and the Company Subsidiaries' businesses has not infringed, misappropriated or conflicted with and does not and will not infringe, misappropriate or conflict with any Intellectual Property right of any other Person, nor has the Company or any Company Subsidiary received any notice (written or oral) of any infringement, misappropriation or violation by the Company or any Company Subsidiary of any Intellectual Property right of any third party. Except in connection with litigation initiated by the Company to enforce its rights in the Company Intellectual Property disclosed in Section 3.17(e) of the Company Disclosure Schedule, no claim (written or oral) by any Person contesting the validity of any Company Intellectual Property has been made, is currently outstanding or, to the Knowledge of the Company, is threatened. To the Knowledge of the Company, no Person is infringing any Intellectual Property right of the Company or any Company Subsidiary.

                 (f) For purposes of this Section 3.17, the term "Knowledge" shall not include knowledge that could have been possessed by the Company if it had performed a right to use, clearance or freedom to operate search concerning the Intellectual Property rights of the Company, any Company Subsidiary or any other Person, unless the Company otherwise possesses such Knowledge.

         3.18.   Taxes.

                 (a) The Company and each Company Subsidiary (i) have properly prepared and timely filed all income and similar Tax Returns and all other material Tax Returns required to be filed by or with respect to the Company and each Company Subsidiary (taking into account any extension of time to file); (ii) paid or accrued to the extent required by GAAP in the financial statement included in the Company SEC Reports (other than a reserve for deferred taxes established to reflect timing differences between book and taxable income pursuant to Statement of Financial Accounting Standards No. 109) all Taxes (whether or not shown to be due on such Tax Returns); and (iii) paid or accrued in the financial statement included in the Company SEC Reports all Taxes for which a notice of assessment or collection has been received by the Company or any Company Subsidiary (other than those being contested or which the Company intends to contest in good faith by appropriate proceedings). All such Tax Returns are true, correct and complete in all material respects and have been prepared in accordance with applicable Law in all material respects. There are no Encumbrances for Taxes (other than Taxes not yet due and payable) on any of the assets of the Company or any of its subsidiaries.

                 (b) The Company and each Company Subsidiary have withheld or collected and paid over to appropriate Governmental Entities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected by them in connection with amounts paid or owing to any Person.

                 (c) Except as set forth in Section 3.18(c) of the Company Disclosure Schedule, no dispute or claim concerning any Tax liability of the Company or any Company Subsidiary has been proposed or claimed in writing or, to the Knowledge of the

         Company, threatened by any authority, including a claim that the Company or any Company Subsidiary is subject to Tax in a jurisdiction where it does not currently file a Tax Return. The Company has made available to the Parent correct and complete copies of all income Tax Returns and material non-income Tax Returns for Taxable years for which the applicable statute of limitations has not expired, and all examination reports, and statements of deficiencies, if any, assessed against or agreed to by the Company and any Company Subsidiary.

                 (d) Neither the Company nor any of the Company Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which is currently effective. No power of attorney that currently is in effect has been granted by the Company or any of the Company Subsidiaries with respect to any Tax matter.

                 (e) Neither the Company nor any of the Company Subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any of the Company Subsidiaries is a party to any Tax allocation, indemnity, sharing or similar agreement (excluding any lease or similar agreement to the extent it provides for the payment of property taxes by the lessee or similar user of property) that will survive the Closing. Neither the Company nor any of the Company Subsidiaries (i) has been a member of any affiliated, consolidated, combined, unitary or similar group (other than the group, the common parent of which is the Company) that filed or was required to file a consolidated, combined, unitary or similar Tax Return, or (ii) has or will have any liability for the Taxes (excluding any contractual obligation to pay property taxes as a lessee or similar user of property) of any Person (other than the Company and any of the Company Subsidiaries that is currently a member of the Company's affiliated group filing a consolidated federal income Tax Return) under Treas. Reg. Section 1.1502-6 (or any similar provision of any other Law), as a transferee or successor, by Contract, assumption, transferee liability, operation of Law or otherwise.

                 (f) As of the date of the most recent financial statements included in the Company SEC Documents, the unpaid Taxes of the Company and the Company Subsidiaries did not exceed the liability for Taxes (other than any allowance for deferred Taxes established to reflect timing differences between book and taxable income pursuant to Statement of Financial Accounting Standards No. 109) set forth on the face of such financial statements, and neither the Company nor any of the Company Subsidiaries has any liability for unpaid Taxes accruing after the date of such financial statements, except for Taxes arising in the ordinary course of business subsequent thereto.

                 (g) The Company and each of the Company Subsidiaries has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which reasonably could result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or foreign Law.

                 (h) Neither the Company nor any of the Company Subsidiaries has consummated, has participated in, or is currently participating in any transaction which was or is a "Tax shelter" transaction as defined in Sections 6662, 6011 or 6111 (before amendment by the American Jobs Creation Act of 2004) of the Code or the treasury regulations promulgated thereunder or which was or is a "Listed Transaction" or a "Reportable Transaction" as those terms are defined in the Code and the treasury regulations thereunder.

                 (i) Neither the Company nor any of the Company Subsidiaries is required to include in income, or exclude any item of deduction from, Taxable income for any Taxable period ending after the Closing Date by reason of any (i) change in accounting method for a Taxable period ending on or prior to the Closing Date (nor does the Company or any of the Company Subsidiaries have any Knowledge that the Internal Revenue Service (or other Governmental Entity) has proposed or is considering proposing, any such change), (ii) "closing agreement" described in Section 7121 of the Code (or any similar provision of any other Law), (iii) installment sale or open transaction disposition made on or prior to the Closing, or (iv) prepaid amount received on or prior to the Closing.

                 (j) Neither the Company nor any of the Company Subsidiaries has made any payment or payments, is obligated to make any payment or payments, or is a party to any Contract (or participating employer in any Company Plans) that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Company Common Stock) as a result of the Merger that may not be deductible pursuant to the terms of Section 162(m) or 280G of the Code.

                 (k) Except as set forth in Section 3.18(k) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is involved in, subject to, or a party to any joint venture, partnership, limited liability company agreement or other arrangement that is treated as a "partnership" for federal, state, local or foreign income Tax purposes. Neither the Company nor any Company Subsidiary owns an entity that is treated as "disregarded as an entity separate from its owner" pursuant to Section 301.7701-3 of the treasury regulations.

                 (l) Neither the Company nor any of the Company Subsidiaries has been either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under
         Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                 (m) Except as set forth in Section 3.18(m) of the Company Disclosure Schedule, there is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company under (i)
         Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, and (iv) Section 1502 of the Code and treasury regulations promulgated thereunder. Neither the Company nor any of the Company Subsidiaries is or has been a party to any transaction where a deferred intercompany gain was generated under
         Section 1502 of the Code and the treasury regulations promulgated thereunder.

         3.19.   Material Contracts.

                 (a) Except as otherwise disclosed in Sections 3.13(a), 3.16 or 3.19(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or subject to:

                        (i) any Contract pursuant to which the Company or any Company Subsidiary has granted to, or obtained from, a third party a license to any Company Intellectual Property;

                        (ii) any Contract pursuant to which any agent, sales representative, distributor or other third party markets, licenses or sells any Company Product or any Contract that provides for an exclusive relationship with respect to any Company Product;

                        (iii) any union Contract, or any employment, consulting, severance, termination, or indemnification Contract providing for future payments, written or oral, with any current or former officer or director or any other Contract with an officer or director;

                        (iv)   any joint venture Contract or similar
                 arrangement or any other agreement not in the ordinary course of business;

                        (v) any Contract with a stockholder or other Contract relating to any equity ownership or profit interest with the Company, the Company Subsidiaries or otherwise;

                        (vi) any Contract involving or reasonably expected to involve revenues or costs (including capital expenditures) to the Company or otherwise involve payments or investment by the Company in excess of $100,000 which has not been terminated or performed in its entirety by the Company or any Company Subsidiary and not renewed;

                        (vii) any Contract for the disposition or acquisition of any property or assets in excess of $10,000 and not made in the ordinary course of business;

                        (viii) any Contract of the Company or any Company
                 Subsidiary relating to the borrowing of money or an extension of credit;

                        (ix) any Contract that provides for an express non-competition covenant with any person or in any geographic area and which limits the ability of the Company to compete in its current business lines or otherwise restricts the Company or the Company Subsidiaries from engaging in any line of business or to market or sell any products or services; or

                        (x) any other Contract that is material to the Company or any Company Subsidiary.

                 (b) The agreements listed in Sections 3.13(a), 3.16 and 3.19(a) of the Company Disclosure Schedule are referred to as the "Company Material Agreements." All Company Material Agreements are valid and binding agreements of the Company or a Company Subsidiary and are in full force and effect and shall remain in full force and effect immediately following consummation of the transactions contemplated by this Agreement, subject to rules of Law governing bankruptcy, specific performance, injunctive relief or other equitable remedies. Neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any other party thereto, is in default in any material respect under the terms of any Company Material Agreement.

         3.20.   Relations with Customers.

         Except as set forth in Section 3.20 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any information from any customer that accounted for more than 5% of the revenues of the Company and its Subsidiaries during the last full fiscal year to the effect that such customer intends to materially decrease the amount of business it does with the businesses of the Company or any Company Subsidiary either prior to or following the Merger. Section 3.20 of the Company Disclosure Schedule lists the top twenty
(20) customers of Company Products as measured by consolidated sales revenue earned by the Company for the twelve month period ended December 31, 2004.

         3.21.   Environmental Matters.

         Except as set forth in Section 3.21 of the Company Disclosure Schedule, the Company and the Company Subsidiaries: (a) are in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and the Company Subsidiaries of all Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof); (b) have not received any communication (written or, to the Knowledge of the Company, oral) from a Governmental Entity or third party alleging that the Company is not in compliance with, or has any liability under, any Environmental Law; (c) have not owned or operated any property that is contaminated with any Hazardous Material which may be expected to require remediation under any Environmental Law; (d) are not subject to liability for any Environmental Release, disposal or contamination (whether on-site or, to the Knowledge of the Company, off-site) of any Hazardous Material; (e) have not received any claims (written or, to the Knowledge of the Company, oral), and has no Knowledge of any potential claims, that the Company or any Company Subsidiary may be liable under any Environmental Law; and (f) are not subject to any other circumstances in connection with any Environmental Law that could reasonably be expected to have a Company Material Adverse Effect. The Company's accrual in the financial statements included in the Company SEC Reports plus insurance proceeds payable for such matter under insurance coverage currently in effect are reasonably sufficient to pay all costs and expenses arising out of or related to the matters disclosed in Section 3.21 of the Company Disclosure Schedule.

         3.22.   Interested Party Transactions.

         Since January 1, 2002, except as described in the Company SEC Reports or as set forth in Section 3.22 of the Company Disclosure Schedule: (a) no event has occurred that would be required to be reported by the Company pursuant to
Item 404 of Regulation S-K promulgated by the SEC; and (b) there are no existing contracts, agreements, business dealings, arrangements or other understandings between the Company or any Company Subsidiary and any Related Party. There are no assets of any Related Party that are used in or necessary to the conduct of the business of the Company or any Company Subsidiary.

         3.23.   Change in Control.

         Except as set forth in Section 3.23 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the Agreements to Facilitate Merger and the consummation of the transactions contemplated hereby and thereby do not and shall not, either alone or in combination with some other event (such as termination of employment) (a) result in any payment (including severance, unemployment compensation, Tax gross-up, bonus or otherwise) becoming due to any current or former director, employee or independent contractor of the Company or any of its subsidiaries, from the Company or any of its subsidiaries under any Company Stock Plan, any Employee Benefit Plan, agreement or otherwise, (b) materially increase any benefits otherwise payable under any Company Stock Plan, any Employee Benefit Plan, agreement or otherwise or (c) result in the acceleration of the time of payment, exercise or vesting of any such benefits.

         3.24.   Fairness Opinion.

         The Company has received an opinion from Wachovia Securities, financial advisor to the Company (such opinion to be promptly confirmed in writing and dated as of the date hereof), to the effect that, subject to the qualifications and limitations stated therein, the merger consideration to be received by the holders of shares of Company Common Stock pursuant to this Agreement is fair to such holders from a financial point of view. A copy of such written opinion shall be delivered to the Parent promptly following receipt of such written opinion from Wachovia Securities. As of the time of execution of this Agreement, such opinion has not been withdrawn, revoked or modified.

         3.25.   No Finders.

         Except for the fees payable to Wachovia Securities as set forth in
Section 3.25 of the Company Disclosure Schedule, the Company has not incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

         3.26.   Disclosure.

         No representation or warranty by the Company in this Agreement and no statement contained in the Company Disclosure Schedule, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading when taken together in light of the circumstances in which they were made.

         3.27.   Tax Treatment.

         Neither the Company nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstances, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

         3.28.   Rights Plan.

         That certain Stockholder Rights Plan, dated January 21, 1998, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Plan") has been amended (a copy of which amendment has been provided to Parent prior to the date hereof), such that the execution of this Agreement and the Agreement to Facilitate Merger and the consummation of the transactions contemplated hereby and thereby, do not and will not on the date hereof or as a result of the passage of time (i) result in any Person being deemed to have become an Acquiring Person (as defined in the Rights Plan), (ii) result in the ability of any Person to exercise any Rights (as defined in the Rights Plan) under the Rights Plan, (iii) enable or require the Rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable, or (iv) enable the Company to exchange any Rights for shares of Company Common Stock pursuant to the Rights Plan. No Distribution Date or Triggering Event (as such terms are defined in the Rights
Plan) or similar event has occurred or will occur by reason of (a) the adoption, approval, execution or delivery of this Agreement and the Agreements to Facilitate Merger, (b) the public announcement of such adoption, approval, execution or delivery, or (c) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

                                   ARTICLE 4.
                        REPRESENTATIONS AND WARRANTIES OF
                            THE PARENT AND MERGER SUB

         As a material inducement to the Company to enter into this Agreement, with the understanding that the Company shall be relying thereon in consummating the transactions contemplated hereunder, the Parent and Merger Sub hereby represent and warrant to the Company that:

         4.1.     Organization and Qualification.

         Each of the Parent and Merger Sub is a corporation duly organized and validly existing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Each of the Parent and Merger Sub is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it (a) makes such qualification necessary and (b) where the failure to qualify could reasonably be expected to have a Parent Material Adverse Effect.

         4.2.     Capitalization.

         As of February 28, 2005, the authorized capital stock of the Parent consists of (a) 150,000,000 shares of Parent Common Stock, of which there were 38,900,538 shares issued and outstanding, and (b) 40,000,000 shares of preferred stock, no par value, of which there were no shares issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, 100 of which are issued and outstanding and owned by the Parent. All issued and outstanding shares of Parent Common Stock and Merger Sub Common Stock are, and the shares of Parent Common Stock to be issued and delivered in the Merger pursuant to Article 2 shall be, at the time of issuance and delivery, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of February 28, 2005, the Parent has no more than 7,800,000 shares of the Parent Common Stock reserved for future issuance pursuant to employee or director benefit plans (including those subject to outstanding options). Except as set forth above or in the Parent SEC Reports, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Parent to issue or sell any shares of capital stock or other securities of the Parent or any securities or obligations convertible or exchangeable into or exercisable for or giving any Person a right to subscribe for or acquire, any securities of the Parent, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Parent on any matter.

         4.3.    Parent SEC Reports; Financial Statements.

                 (a) The Parent has filed with the SEC, at or prior to the time due, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, registration statements, definitive proxy statements and other documents (together with all information incorporated therein by reference, the "Parent SEC Reports") it filed or was required to file with the SEC since January 1, 2002. As of their respective dates, the Parent SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the Parent SEC Reports. As of their respective dates and as of the date any information from the Parent SEC Reports has been incorporated by reference, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent has provided to the Company copies of all comment letters or other correspondence received by the Parent from the Staff of the SEC since January 1, 2002 with respect to any Parent SEC Report or otherwise and all responses to such comment letters or correspondence by or on behalf of the Parent.

                 (b) To the extent required in connection with the Parent SEC Reports, the Parent's Chief Executive Officer and Chief Financial Officer have signed, and the Parent has furnished to the SEC, all necessary certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn, and neither the Parent nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications nor to the Parent's Knowledge is any such notice or action threatened.

                 (c) Each of the financial statements of the Parent (including the related notes) included or incorporated by reference in the Parent SEC Reports (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

                 (d) The Parent has not been notified by its independent auditors or by the staff of the SEC that such auditors or staff of the SEC, as the case may be, are of the view that any financial statements included in any registration statement filed by the Parent under the Securities Act or any periodic or current report filed under the Exchange Act should be restated, or that the Parent should modify its accounting in future periods in a manner that could reasonably be expected to have a Parent Material Adverse Effect.

         4.4.    Compliance with Laws.

         All activities of the Parent and each subsidiary of the Parent have been, and are currently being, conducted in all material respects in compliance with all applicable Laws and Orders. To the Knowledge of the Parent, (a) no investigation or review by any Governmental Entity with respect to the Parent is pending or threatened or has been undertaken within the past five (5) years and
(b) no Governmental Entity has indicated an intention to conduct the same, in each case that could reasonably be expected to have a Parent Material Adverse Effect.

         4.5.    Registration Statement.

         The Registration Statement and any amendments or supplements thereto will comply in all material respects with the Securities Act, and none of the information relating to the Parent or its Affiliates included or incorporated therein or in any amendments or supplements thereto, or any schedules required to be filed with the SEC in connection therewith, will, at the time the Registration Statement becomes effective, at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact required necessary to correct any statement made in any earlier communication with respect to any proxy or approval for the Merger in connection with which the Proxy Statement/Prospectus shall be mailed, which has become false or misleading; provided, however, that no representation or warranty is made by the Parent with respect to information supplied by the Company or any Affiliate of the Company specifically for inclusion in the Registration Statement.

         4.6.    Authorization and Enforceability.

         Each of the Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent and Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of the Parent and Merger Sub and by the Parent as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of the Parent and Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Parent and Merger Sub and constitutes the valid and binding obligation of the Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to rules of Law governing bankruptcy, specific performance, injunctive relief, or other equitable remedies.

         4.7.    Absence of Certain Changes or Events.

         Except as contemplated hereby or as disclosed in the Parent SEC Reports, since January 1, 2005, the Parent and its subsidiaries have conducted their business in the ordinary course of business and consistent with past practice and there has not been any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or could reasonably be expected to have a Parent Material Adverse Effect.

         4.8.    Consents and Approvals.

         The execution and delivery of this Agreement by the Parent and Merger Sub and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Certificate of Incorporation, Bylaws or other governing document of the Parent and Merger Sub; (b) violate any Law or Order by which the Parent or Merger Sub or any of their respective properties or assets may be bound; or (c) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Encumbrance on any of the properties or assets of the Parent or Merger Sub under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which the Parent or Merger Sub is a party, or by which it or any of its properties or assets may be bound, except where such violation could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No filing with or permit, consent, or approval of any Governmental Entity is required by the Parent or Merger Sub in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for (i) any applicable requirements of the Securities Act or the Exchange Act, (ii) the filing and recordation of the Certificate of Merger as required by Delaware Law; and (iii) applicable notices to Nasdaq.

         4.9.    Ownership and Interim Operations of Merger Sub.

         Merger Sub is a direct, wholly owned subsidiary of the Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the performance of its obligations hereunder.

         4.10.   Litigation.

         There are no suits, actions or proceedings pending or, to the Knowledge of the Parent or Merger Sub, threatened against or affecting the Parent or any of its subsidiaries that could reasonably be expected to prevent, hinder or delay the timely completion of the transaction contemplated by this Agreement or that could be reasonably expected to have a Parent Material Adverse Effect. Neither the Parent nor any of its subsidiaries is subject to any outstanding Order that could reasonably be expected to prevent, hinder or delay the timely completion of the transaction contemplated by this Agreement.

         4.11.   No Finders.

         The Parent has not incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

         4.12.   Tax Treatment.

         Neither the Parent nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstances, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

         4.13.   Capital Resources.

         The Parent has, and will have, sufficient cash or access to cash to pay the aggregate Per Share Cash Consideration and cash in lieu of fractional shares at such time and in such manner as contemplated by this Agreement.

                                   ARTICLE 5.
                            COVENANTS AND AGREEMENTS

         5.1.    Conduct of Business of the Company.

         Except as contemplated by this Agreement or to the extent that the Parent otherwise consents in writing, which consent shall not be unreasonably withheld, during the period from the date of this Agreement to the Effective Time, the Company and each Company Subsidiary shall conduct their respective operations according to their ordinary and usual course of business and consistent with past practice, and the Company and each Company Subsidiary shall use commercially reasonable efforts to preserve intact in all material respects their respective business organizations, to maintain in all material respects their present and planned business, to keep available in all material respects the services of their respective officers and employees and to maintain in all material respects satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, consultants, customers, and others having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement or as set forth in Section 5.1 of the Company

Disclosure Schedule, prior to the Effective Time, neither the Company nor any Company Subsidiary shall, without the prior written consent of the Parent:

                 (a) amend or otherwise change their Certificate of Incorporation or Bylaws or other organizational documents;

                 (b) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of shares of Company Common Stock pursuant to the exercise of presently outstanding Company Options) or (ii) any assets of the Company or any Company Subsidiary, except for sales of inventory in the ordinary course of business and in a manner consistent with past practice;

                 (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                 (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                 (e) acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets)
         (i) any corporation, partnership, limited liability company or other business organization or any division thereof or, (ii) any material amount of assets forming part of any such business organization or division;

                 (f) except for trade payables incurred in the ordinary course of business and consistent with past practice, create, incur or assume any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or capital contributions to, or investments in, any other Person, or create, incur or assume any Encumbrance on any asset;

                 (g) authorize, make or agree to make any capital expenditure or expenditures in excess of $15,000 individually or $50,000 in the aggregate;

                 (h) except as otherwise provided in this Agreement, (i) increase in any manner the compensation of any of its directors, officers, employees, or consultants, or accelerate the payment of any such compensation; (ii) pay or accelerate or otherwise modify the payment, vesting, exercisability, or other feature or requirement of any bonus, pension, retirement allowance, severance, change of control, stock option, or other employee benefit to any such director, officer, employee or consultant other than pursuant to its current terms without any action by the Company; or (iii) except as required by or applicable Law, commit itself to any additional or increased pension, profit-sharing, bonus, incentive, deferred compensation, group insurance, severance, change of control, retirement or other benefit plan, agreement, or arrangement, or any employment or consulting agreement, with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof (except any amendment required by Law or that would not materially increase benefits under the relevant plan);

                 (i) alter or revise its accounting principles, procedures, methods or practices in any material respect (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable) except as required by applicable Law or regulation or by a change in GAAP and concurred with by the Company's and the Parent's independent public accountants;

                 (j) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) in an amount in excess of $50,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reported in the Company's latest balance sheet filed with the SEC prior to the date of this Agreement, or subsequently incurred in the ordinary course of business and consistent in all material respects with past practice;

                 (k) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to Company Intellectual Property;

                 (l) modify, amend or terminate any Company Material Agreement or waive, release or assign any material rights or claims thereunder;

                  (m) enter into any development services, licensing, distribution, sales, sales representation or similar agreement or obligation with respect to any material Company Intellectual Property or enter into any contract of a character required to be disclosed by
         Section 3.18(a) other than such agreements entered into in the ordinary course of business consistent with past practices;

                 (n) remove or permit to be removed from any building, facility, or real property any material equipment, fixture, vehicle, or other personal property or parts thereof, except in the ordinary course of business consistent with past practice;

                 (o) institute, settle, or compromise any claim, action, suit, or proceeding pending or threatened by or against it, at law or in equity or before any Governmental Entity or any nongovernmental self-regulatory agency;

                 (p) file an amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any Company Subsidiary, surrender any right to claim a refund or credit of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any Company Subsidiary, or take any other similar action, including making any election with respect to any Taxes, relating to the filing or any Tax Return or the payment of any Tax, if such amendment, agreement, settlement, surrender, consent, election or other action would have the effect of materially increasing the Tax liability of the Company or any Company Subsidiary or materially decreasing any Tax attribute of the Company or any Company Subsidiary at or after the Effective Time;

                 (q) take, or agree to commit to take, or fail to take any action that would make any representation, warranty, covenant or agreement of the Company contained herein inaccurate or breached such that the conditions in Section 6.2(a) shall not be satisfied at, or as of any time prior to, the Effective Time; or

                 (r) enter into, or publicly announce an intention to enter into, any agreement or consent to do any of the foregoing actions set forth in this Section 5.1.

         5.2.    No Solicitation.

                 (a) From and after the date hereof until the Effective Time or the termination of this Agreement pursuant to Article 7, the Company shall not, and shall not authorize or permit its Company Subsidiaries and their respective officers, directors, employees, financial advisors, counsel, representatives and agents (collectively, "Representatives") to, directly or indirectly, (i) solicit, initiate, encourage or otherwise facilitate any inquiry, offer, proposal or announcement that constitutes, or could be reasonably expected to lead to, an Acquisition Proposal; (ii) enter into any agreement or letter of intent regarding, approve, endorse or recommend, an Acquisition Proposal (except for any confidentiality agreement, to the extent provided below); or (iii) participate or engage in or encourage in any way negotiations or discussions concerning, or provide any non-public information to, any Person relating to, an Acquisition Proposal, or which may reasonably be expected to lead to an Acquisition Proposal.

                  (b) Upon execution of this Agreement, the Company and its Representatives shall, and shall cause all Company Subsidiaries and their respective Representatives to, immediately terminate all discussions with any Person (other than the Parent) concerning any Acquisition Proposal, and shall request that such Persons promptly return any confidential information furnished by the Company in connection with any Acquisition Proposal. Other than as contemplated in this Agreement, the Company shall not waive any provision of its Rights Plan or of any confidentiality, standstill or similar agreement entered into with any Person regarding any Acquisition Proposal, and prior to the Closing shall enforce all such agreements in accordance with their terms.

                  (c) Notwithstanding the provisions of Section 5.2(a) and subject to compliance with Section 5.2(b), this Agreement shall not prohibit the Company's Board of Directors from, prior to obtaining the Company Stockholder Approval, furnishing nonpublic information to or entering into discussions or negotiations with, any Person that makes an unsolicited, bona fide written Acquisition Proposal that the Company's Board of Directors reasonably determines is likely to result in a Superior Proposal, if, and only to the extent that:

                           (i) neither the Company nor its Representatives
                  violated any of the restrictions set forth in this Section
                  5.2;

                           (ii) the Company's Board of Directors, after
                  consultation with outside legal counsel and a financial advisor of nationally recognized reputation, determines in good faith, by resolution duly adopted, that such action is required in order for the Company's Board of Directors to comply with its fiduciary duties under applicable Law;

                           (iii) prior to first furnishing nonpublic information
                  to, or first entering into discussions and negotiations with, such Person after the date hereof, the Company (A) provides written notice of at least three (3) business days to the Parent to the effect that it intends to furnish information to, or enter into discussions or negotiations with, such Person, and naming and identifying the Person making the Acquisition Proposal, and (B) receives from such Person an executed confidentiality agreement with terms no less favorable to the Company than the Confidentiality Agreement; and

                           (iv) the Company concurrently provides the Parent
                  with all non-public information to be provided to such Person that the Parent has not previously received from the Company, the Company keeps the Parent reasonably informed of the status and the material terms and conditions and all other material developments with respect to any such discussions or negotiations, and the Company provides the Parent with copies of all material documents regarding such discussions and negotiations.

                  (d) The Company shall notify the Parent, telephonically and in writing, as promptly as practicable (and in any event, within 24 hours) if it or any of its Representatives receives an Acquisition Proposal or any inquiry reasonably likely to lead to an Acquisition Proposal or if any discussions or negotiations are sought to be initiated or continued with the Company or its Representatives concerning an Acquisition Proposal, and such notification shall contain, in writing, the name of the Person involved and the material terms and conditions of such an Acquisition Proposal.

                  (e) Subject to Section 5.2(f), unless and until this Agreement has been terminated in accordance with Article 7, the Company shall not withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Parent or Merger Sub, the approval or recommendation of the Merger as set forth in Section 5.3(a); or approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal.

                  (f) Notwithstanding the foregoing, in the event that, prior to obtaining the Company Stockholder Approval, the Company's Board of Directors receives a Superior Proposal that has not been withdrawn, the Company's Board of Directors may, if it determines in good faith, by resolution duly adopted after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, that such action is required in order for the Company's Board of Directors to comply with its fiduciary duties under applicable Law, withdraw or modify the approval or recommendation of the Merger, approve or recommend such Superior Proposal and terminate this Agreement as permitted pursuant to the terms of this Section 7.1(f) (and, concurrently with or immediately after such termination, cause the Company to enter into a definitive agreement with respect to such Superior Proposal); provided that:

                           (i) the Company notifies the Parent in writing that
                  it intends to take such action, which notice must identify the party making such proposal, set forth the material terms and conditions of such proposal, and have attached to it the most current version of any such written agreement;

                           (ii) Parent shall not have proposed, within three (3)
                  business days after receipt of such notice from the Company, to amend this Agreement to provide for terms as favorable as or superior to those of the Superior Proposal;

                           (iii) provided the Parent has submitted a proposal to
                  amend this Agreement as contemplated by subparagraph (ii) above, (A) for a period of three (3) business days after receipt of such proposal, the Company shall have reasonably considered and discussed in good faith all proposals submitted by the Parent and, without limiting the foregoing, met with, and caused its financial advisors and legal advisors to meet with, the Parent and its advisors from time to time as reasonably requested by the Parent to reasonably consider and discuss in good faith the Parent's proposals; and (B) the Company's Board of Directors in good faith determines, after consultation with its financial and legal advisors, that after taking into account any amendments to this Agreement proposed by the Parent as of the end of such three (3) business day negotiation, the Parent's proposal is not at least as favorable to the stockholders of the Company as the Superior Proposal; and

                           (iv) the Company did not violate the restrictions of
                  this Section 5.2.

                  Without limiting any other rights of the Parent and Merger Sub under this Agreement in respect of any such action, any withdrawal or modification by the Company of the approval or recommendations of the Merger or any termination of this Agreement shall not have any effect on the approvals of, and other actions referred to herein for the purpose of causing Section 203 of Delaware Law and any other takeover statute to be inapplicable to, this Agreement and the transactions contemplated hereby, which approvals and actions are irrevocable.

                 (g) Nothing contained in this Section 5.2 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from taking any action or making any disclosure required by applicable Law; provided that the content of the disclosure complies with this Section 5.2.

                 (h) Any violation of the restrictions in this Section 5.2 by a Representative shall be deemed a breach of this Section 5.2 by the Company.

         5.3.    Proxy Statement; Registration Statement; Stockholders Meeting.

                 (a)    The Company shall take all lawful action necessary to
         (i) cause a special meeting of its stockholders (such meeting or any adjournment thereof, the "Company Stockholders Meeting") to be duly called and held as soon as practicable (and in any event within 45 days) following the date on which the Registration Statement becomes effective for the purpose of voting on the approval and adoption of the agreement of merger (within the meaning of Section 251 of Delaware Law) contained in this Agreement and the Merger (the "Company Stockholder Approval"), and (ii) solicit proxies from its stockholders to obtain the Company Stockholder Approval for such approval and adoption. Except as permitted by Section 5.2(f), the Company's Board of Directors shall unanimously recommend approval and adoption of the agreement of merger (within the meaning of Section 251 of Delaware Law) contained in this Agreement and the Merger by the Company's stockholders and state such recommendation in the Proxy/Prospectus. Unless this Agreement is previously terminated in accordance with Article 7, the Company shall submit this Agreement to its stockholders at the Company Stockholders Meeting even if the Company's Board of Directors determines at any time after the date hereof that it is no longer advisable or recommends that the Company stockholders reject it (and not postpone or adjourn such meeting or the vote by the Company's stockholders upon this Agreement and the Merger to another date without the Parent's approval). In accordance therewith, the Company shall, with the cooperation of the Parent, prepare and file, as soon as reasonably practicable, a Proxy Statement/Prospectus. The Company shall use all reasonable efforts to cause the definitive Proxy Statement/Prospectus to be mailed to the stockholders of the Company, as soon as reasonably practicable following its effectiveness, with the date of mailing as mutually determined by the Company and the Parent.

                  (b) The Parent shall, with the cooperation of the Company, prepare and file, as soon as reasonably practicable, a registration statement under the Securities Act registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement"), which Registration Statement shall include the Proxy Statement/Prospectus. The Parent will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly thereafter as practicable. The Parent shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant to the Merger. The Company shall furnish to the Parent all information concerning the Company and the Company Subsidiaries and the holders of its capital stock, and shall take such other action and otherwise cooperate, as the Parent may reasonably request in connection with any such action.

                  (c) The Parent shall notify the Company promptly of the receipt of the comments of the SEC with respect to the transactions contemplated hereby and of any request by the SEC for amendments or supplements to the Registration Statement and shall supply the Company with copies of all material correspondence with the SEC with respect to the transactions contemplated hereby.

                  (d) If at any time prior to the Effective Time, any event should occur relating to the Company, any Company Subsidiary, or the Company's officers or directors that is required to be described in an amendment or supplement to the definitive Proxy Statement/Prospectus or the Registration Statement, the Company shall promptly inform the Parent. If at any time prior to the Effective Time, any event shall occur relating to the Parent or Merger Sub or their respective officers or directors that is required to be described in an amendment or supplement to the definitive Proxy Statement/Prospectus or the Registration Statement, the Parent shall promptly inform the Company. Whenever any event occurs that should be described in an amendment of, or supplement to, the definitive Proxy Statement/Prospectus or the Registration Statement, the Company or the Parent, as the case may be, shall, upon learning of such event, promptly notify the other and consult and cooperate with the other in connection with the preparation of a mutually acceptable amendment or supplement. The parties shall promptly file such amendment or supplement with the SEC and mail such amendment or supplement as soon as practicable after it is cleared by the SEC.

         5.4.    State Takeover Statutes.

         The Company and its Board of Directors shall (a) take all reasonable actions necessary to ensure that no "fair price", "control share acquisition", "moratorium" or other anti-takeover statute, or similar statute or regulation, is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby or thereby and (b) if any "fair price", "control share acquisition", "moratorium" or other anti-takeover statute, or similar statute or regulation, becomes applicable to this Agreement or the Merger or any other transaction contemplated hereby or thereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby and thereby, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby and thereby.

         5.5.    Affiliates.

         Within ten (10) days after the date of this Agreement, the Company shall deliver to the Parent a letter identifying all persons who are to the Company's Knowledge "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to the Parent at least five (5) business days prior to the Effective Time, a written agreement covering Rule 145 matters in customary form and reasonably acceptable to the Parent and the Company from each such person.

         5.6.    Nasdaq Listing Application.

         The Parent shall prepare and submit to Nasdaq a listing application for Parent Common Stock to be issued in the Merger pursuant to Article 2 of this Agreement and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing on the Nasdaq National Market of such Parent Common Stock, subject to official Notice to Nasdaq of issuance. The Company shall cooperate with the Parent in such listing application.

         5.7.    Confidentiality.

         The Parent and the Company shall comply with, and shall cause their respective representatives to comply with, in all respects, all of their respective obligations under the Confidentiality Agreement, and in no event shall the negotiation, entering into or termination of this Agreement be deemed to waive or otherwise adversely affect the rights and obligations of the parties under the Confidentiality Agreement, which rights and obligations shall continue in full force and effect in accordance with their terms.

         5.8.   Access to Information.

         (a) The Company shall afford to the Parent and Merger Sub, and to their respective accountants, officers, directors, employees, counsel, and other representatives reasonable access, during normal business hours, upon reasonable prior notice, from the date hereof through the Effective Time, to all of its properties, books, data, contracts, commitments, and records. During such period, the Company shall additionally furnish promptly to the Parent and Merger Sub all information concerning the Company's and all Company Subsidiaries' businesses, prospects, properties, liabilities, results of operations, financial condition, product evaluations and testing, officers, employees, consultants, customers, and others having dealings with the Company and all Company Subsidiaries as the Parent and Merger Sub may reasonably request and reasonable opportunity to contact and obtain information from such officers, employees, consultants, customers, and others having dealings with the Company and all Company Subsidiaries as the Parent and Merger Sub may reasonably request. No investigation pursuant to this Section 5.8 shall affect any representation or warranty of the Company contained herein or any condition to the obligations of the Parent and Merger Sub hereto.

         (b) Parent and Merger Sub shall reasonably afford to the Company, and to its accountants, officers, directors, employees, counsel, and other representatives reasonable access, during normal business hours, upon reasonable prior notice, from the date hereof through the Effective Time, to its books, data, contracts, commitments and records. During such period, the Parent and Merger Sub shall additionally furnish promptly to the Company all information concerning the Parent's and all Parent Subsidiaries' businesses, prospects, properties, liabilities, results of operations, financial condition, as the Company may reasonably request and reasonable opportunity to contact and obtain information from the officers of the Parent as the Company may reasonably request. No investigation pursuant to this Section 5.8 shall affect any representation or warranty of the Parent or Merger Sub contained herein or any condition to the obligations of the Company hereto.

         5.9. Approvals and Consents; Cooperation. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to cooperate with each other and to use all commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, without limitation, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations, submissions of information, applications and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (ii) the obtaining and maintenance of all necessary consents, approvals, permits, authorizations and other confirmations or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

         5.10.   Commercially Reasonable Efforts; Further Actions.

         Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement, in the most expeditious manner possible. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         5.11.   Officers' and Directors' Indemnification.

                 (a) The Parent and the Surviving Corporation agree that the Surviving Corporation shall provide to the directors and officers of the Company indemnification at least as favorable to the Company's officers and directors as provided by the Company's Certificate of Incorporation and Bylaws with respect to matters occurring prior to the Effective Time, including without limitation the authorization of this Agreement and the transactions contemplated hereby until the six year anniversary date of the Effective Time (or, in case of matters occurring prior to the Effective Time giving rise to claims that are made prior to but which have not been resolved by the sixth (6th) anniversary of the Effective Time, until such matters are finally resolved).

                 (b) Prior to the Effective Time the Parent shall cause to be purchased, or at its election allow the Company to purchase, a "tail" or extended reporting period endorsement directors' and officers' liability insurance policy (covering a period of six (6) years after the Effective Time and of at least the same coverage and amounts and containing terms and conditions which are, in the aggregate, no less advantageous to the insured than the Company's existing directors' and officers' liability insurance policy), with respect to claims arising from facts or events that occurred at or prior to the Effective Time for those persons who are currently covered by such policy; provided, however, that the aggregate premium for insurance under this Section 5.11(b) shall not be in excess of $500,000 net of any refund or credit for the remaining term of the existing policy and if such premium for such insurance exceeds that amount, then the Parent shall cause to be purchased insurance policies that provide the maximum coverage available at that amount.

         5.12.   Notification of Certain Matters.

         The Company shall give prompt written notice to the Parent, and the Parent shall give prompt written notice to the Company, of (a) the occurrence, or nonoccurrence, of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such party contained herein to be untrue or inaccurate in any material respect at or prior to the Effective Date and (b) any material failure of the Company or the Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.13.   Public Announcements.

         The Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by applicable Nasdaq rules. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form previously agreed to by the parties.

         5.14.   Voting of Shares.

         To induce the Parent to execute this Agreement, all of the officers and directors of the Company have executed and delivered as of the date hereof Agreements to Facilitate Merger in the form attached hereto as Exhibit 5.14 (the "Agreements to Facilitate Merger") pursuant to which, as and to the extent set forth therein, each such person has agreed to vote his, her or its shares of Company Common Stock in favor of the Merger at the Company Stockholders Meeting.

         5.15.   Expenses.

         Except as set forth in Section 7.2 and as otherwise provided in this
Section 5.15, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that the Company and the Parent shall share equally the cost of printing and filing with the SEC the Proxy Statement/Prospectus and the Registration Statement.

         5.16.   Section 368 Qualification.

         The Parent, Merger Sub and the Company will each use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368 of the Code, will report the Merger in such manner and will not take any action reasonably likely to cause the Merger to not so qualify.

         5.17.   Employee Benefit Plans.

         Parent shall either maintain, or cause the Surviving Corporation to maintain, the Employee Benefit Plans of the Company or to provide the employees of the Surviving Corporation with all Employee Benefit Plans as are provided by Parent and its subsidiaries to their own employees who are similarly situated (such similar situation to be determined after the Surviving Corporation determines which position and title the employee is to retain following the Merger). The foregoing shall not constitute any commitment, contract, understanding, undertaking, guarantee (express or implied) on the part of the Surviving Corporation or Parent to continue the employment of any employee of the Company for any period of time or on any terms except as determined by the Surviving Corporation. The Company agrees that, at the request of Parent, it and the Company Subsidiaries shall terminate their respective 401(k) plans and any other Employee Benefit Plans, severance, separation, retention and salary continuation plans, programs or arrangements, in each case, prior to the Effective Time and, upon the reasonable request of the Parent, timely take reasonable corrective or remedial action for any noncompliance of the Employee Benefit Pans with applicable Law.

         5.18.   Company Options and Company Stock Plans.

         Prior to the Effective Time, the Company shall, if and to the extent necessary or required by the terms of any Company Stock Plan (including the ESPP) or any Company Option, (i) provide notice to holders of Company Options under the Company Stock Plans regarding the non-assumption and termination of such Company Options and Company Stock Plans, (ii) obtain any consents from holders of Company Options, and (iii) amend the terms of any equity incentive plans or arrangements, to give effect to the provisions of Section 2.4 and this
Section 5.18.

         5.19.   Company Warrants.

         The Company shall provide the notifications required by the Company Warrant in the time frames set forth in the Company Warrant and take all actions, if any, necessary to make the Company Warrant a Parent Warrant in accordance with Section 2.5, effective as of the Effective Time.

         5.20.   Rights Plan.

         Prior to the earlier of the termination of this Agreement pursuant to
Section 7.1 hereof or the Effective Time, the Company and its Board of Directors shall not amend or modify or take any other action with regard to the Rights Plan in any manner or take any other action so as to (a) render the Rights Plan inapplicable to any transaction(s) other than the Merger and other transactions contemplated by this Agreement and the Agreements to Facilitate Merger, (b) permit any person or group who would otherwise be an Acquiring Person (as defined in the Rights Plan) not to be an Acquiring Person, (c) provide that a Distribution Date or Triggering Event (as such terms are defined in the Rights
Plan) or similar event does not occur as promptly as practicable by reason of the execution of any agreement or transaction other than this Agreement and the Agreements to Facilitate Merger and the Merger and the agreements and transactions contemplated hereby and thereby, or (d) except as specifically contemplated by this Agreement, otherwise affect the rights of holders of Rights (as defined in the Rights Plan). The Company and its Board of Directors shall take all action to ensure that the Rights Plan is and, through the Effective Time, will be inapplicable to Parent and Merger Sub, this Agreement, the Merger, the Agreements to Facilitate Merger and the transactions contemplated hereby and thereby. Pursuant to the amendment of the Rights Plan contemplated in Section
3.28 hereof, the rights under the Rights Plan shall expire immediately prior to the Effective Time.

         5.21.   Director and Officer Resignations.

         On the Closing Date, the Company shall cause to be delivered to Parent duly executed resignations, effective as of the Effective Time, of each member of the Board of Directors of the Company and each Company Subsidiary and, to the extent requested by the Parent, each officer of the Company and each Company Subsidiary, and shall take such other action as is necessary to accomplish the foregoing.

                                   ARTICLE 6.
                              CONDITIONS PRECEDENT

         6.1. Conditions to Obligations of the Parent, Merger Sub, and the Company.

         The respective obligations of each Party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                 (a) No Injunction. None of the Parent, Merger Sub, or the Company shall be subject to any final Order of a court of competent jurisdiction within the United States that (i) prevents or materially delays the consummation of the Merger, or (ii) would impose any material limitation on the ability of the Parent effectively to exercise full rights of ownership of the Company or the assets or business of the Company.

                 (b) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

                 (c) Registration Statement. The Registration Statement (as amended or supplemented) shall have become effective under the 1933 Act and shall not be subject to any "stop order," and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness or qualification thereof shall have been initiated and be continuing or have been threatened and be unresolved. The Parent shall also have received all state securities Law or blue sky authorizations necessary to carry out the transactions contemplated hereby.

                 (d) Nasdaq Listing. The shares of Parent Common Stock to be delivered pursuant to the Merger shall have been duly listed on the Nasdaq National Market, subject to official notice of issuance.

         6.2.    Conditions to Obligations of the Parent and Merger Sub.

         The respective obligations of the Parent and Merger Sub to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

                 (a) Each representation and warranty of the Company contained in this Agreement, to the extent qualified by materiality (including a Company Material Adverse Effect qualification), shall have been true and correct in all respects and, to the extent not so qualified, shall have been true and correct in all material respects, in each case on and as of the date hereof and on the Closing Date as though made on and as of such date (except for representations and warranties made as of a specified date, which, to the extent qualified by materiality (including a Company Material Adverse Effect qualification), shall have been true and correct in all respects and, to the extent not so qualified, shall have been true and correct in all material respects, as the case may be, only as of the specified date), and the Parent shall have received a certificate to such effect signed by the Company's Chief Executive Officer.

                 (b) The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing, and the Parent shall have received a certificate to such effect signed by the Company's Chief Executive Officer.

                 (c) The Company shall have obtained all permits, authorizations, consents, and approvals required on its part to perform its obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance reasonably satisfactory to the Parent, and the Parent and Merger Sub shall have received evidence reasonably satisfactory to them of the receipt of such permits, authorizations, consents, and approvals.

                 (d) There shall not be pending any suit, action or proceeding related directly or indirectly to the Merger, including without limitation any suit, action or process that seeks to restrain or prohibit the consummation of the Merger or to unwind the Merger after it has been consummated or seeks damages or other relief with respect to the Merger.

                 (e) Parent shall have received from Perkins Coie LLP, counsel to Parent, a written opinion dated the Closing Date to the effect that for U.S. federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Parent shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Parent, Merger Sub and the Company.

                 (f) The Parent shall have received a letter from each of the Affiliates pursuant to Section 5.5 hereof.

                 (g) The directors and officers (as identified by Parent) of the Company and of each Company Subsidiary shall have tendered their resignations as of the Effective Time.

                 (h) Since the date of this Agreement, there shall not have occurred or come into existence any change, event, occurrence, state of facts or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and the Parent shall have received a certificate to such effect from the Company's Chief Executive Officer.

                 (i) All actions necessary to cause all Company Options and Company Stock Plans to terminate effective as of the Effective Time shall have been taken.

                 (j) All actions necessary to cause all outstanding Rights (as defined in the Rights Plan) under the Rights Plan to expire immediately prior to the Effective Time and to render such Rights inapplicable to Parent, Merger Sub, this Agreement, the Merger, the Agreements to Facilitate Merger and the other transactions contemplated by this Agreement and the Agreements to Facilitate Merger shall have been taken.

                 (k) Holders of no more than five percent (5%) of the outstanding Company Common Stock shall have delivered a notice or notices of intent to demand payment in accordance with Section 262 of the DGCL.

                 (l) Company shall have filed the 2004 Form 10-K within the time period allowed by Rule 12b-25, and such 2004 Form 10-K is identical to the form of 2004 Form 10-K provided to the Parent pursuant to Section 3.4(e), except as otherwise consented to in writing by Parent.

                 (m) The Company shall have filed a report of the Company's management report on its internal controls and the attestation given by the Company's independent auditors in connection with such report with the 2004 Form 10-K or an amendment thereto within the time period allowed by the SEC's rules, and any deficiencies in internal controls described in such report or attestation shall not be materially different from the deficiencies described in Section 3.5 of the Company Disclosure Schedule or otherwise disclosed in writing to, and acknowledged in writing as applicable to this condition by, the Parent prior to the execution of this Agreement, except for such differences as would not (i) have a Company Material Adverse Effect, (ii) have a material adverse impact on Parent or Parent's ability to prepare its consolidated financial statements or comply with applicable legal or Nasdaq requirements or (iii) reasonably be expected to materially adversely affect Parent's quantitative valuation of the Company.

                 (n) FIRPTA documentation, including (A) a notice to the Internal Revenue Service, in accordance with the requirements of Treas. Reg. Section 1.897-2(h)(2), in substantially the form attached hereto as Exhibit 6.2(n)(A), dated as of the Closing Date and executed by the Company, together with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company after the Closing, and (B) a FIRPTA Notification Letter, in substantially the form attached hereto as Exhibit 6.2(n)(B), dated as of the Closing Date and executed by the Company.

         6.3.    Conditions to Obligations of the Company.

         The obligation of the Company to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

                  (a) Each representation and warranty of the Parent contained in this Agreement, to the extent qualified by materiality (including a Parent Material Adverse Effect qualification), shall have been true and correct in all respects and, to the extent not so qualified, shall have been true and correct in all material respects, in each case on and as of the date hereof and on the Closing Date as though made on and as of such date (except for representations and warranties made as of a specified date, which, to the extent qualified by materiality (including a Parent Material Adverse Effect qualification), shall have been true and correct in all respects and, to the extent not so qualified, shall have been true and correct in all material respects, as the case may be, only as of the specified date), and the Company shall have received a certificate to such effect from a senior executive officer of the Parent.

                 (b) The Parent and Merger Sub shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing, and the Company shall have received a certificate to such effect from a senior executive officer of the Parent.

                 (c) The Parent and Merger Sub shall have obtained all permits, authorizations, consents, and approvals required on their part to perform their obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance satisfactory to the Company, and the Company shall have received evidence satisfactory to it of the receipt of such permits, authorizations, consents, and approvals.

                 (d) Since the date of this Agreement, there shall not have occurred or come into existence any change, event, occurrence, state of facts or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate to such effect from a senior executive officer of the Parent.

                 (e) The Company shall have received from Hunton & Williams, LLP, counsel to the Company, a written opinion dated the Closing Date to the effect that for U.S. federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, provided that if Hunton & Williams LLP does not render such opinion, this condition shall nonetheless be satisfied if Perkins Coie LLP delivers such opinion to the Company. In rendering such opinion, counsel to the Company shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Parent, Merger Sub and the Company.

                                   ARTICLE 7.
                           TERMINATION AND ABANDONMENT

         7.1.    Termination.

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company, only:

                 (a) by mutual written consent duly authorized by the Board of Directors of the Parent and the Company;

                 (b) by either the Parent or the Company if the Merger shall not have been consummated on or before the date that is six (6) months after the date hereof; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date;

                 (c) by either the Parent or the Company if a Governmental Entity has issued a final nonappealable Order, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

                 (d) by either the Parent or the Company if, at the Company Stockholders Meeting, the Company Stockholder Approval is not obtained, except that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the Company Stockholder Approval;

                 (e) by the Parent if either (i) the Company has breached its obligations under Sections 5.2 or 5.3 in any material respect, (ii) the Company's Board of Directors has recommended, approved, accepted, or entered into an agreement regarding, an Acquisition Proposal or has not rejected an Acquisition Proposal within ten (10) business days following the receipt by the Company of a written Acquisition Proposal,
         (iii) the Company's Board of Directors has withdrawn or modified in a manner adverse to the Parent its unanimous recommendation of the Merger or has failed to recommend the Merger in the Proxy/Prospectus, or (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock is commenced, and the Company's Board of Directors, within ten (10) business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its stockholders;

                 (f) by the Company if, prior to obtaining the Company Stockholder Approval, (i) it has complied with its obligations under
         Section 5.2 (including subsections (f)(i)-(iii) thereof); (ii) the Company's Board of Directors has authorized acceptance of a Superior Proposal thereunder, and (iii) the Company has paid to the Parent the fee required by Section 7.2 to be paid to the Parent in the manner therein provided;

                 (g) by the Parent if (i) the Parent is not in material breach of its obligations under this Agreement and (ii) there has been a breach (A) by the Company of any of its representations, warranties, or obligations under this Agreement (other than breaches covered by subsection (e)(i) above), or (B) by an officer or director of the Company under such person's Agreement to Facilitate Merger described in
         Section 5.14, in each case such that the conditions in Section 6.2 shall not be satisfied, and the breach is not curable or, if curable, is not cured by the Company by within thirty (30) calendar days after receipt by the Company of written notice from the Parent of such breach; or

                 (h) by the Company if (i) the Company is not in material breach of its obligations under this Agreement and (ii) there has been a breach by the Parent of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section
         6.3 shall not be satisfied, and the breach is not curable or, if curable, is not cured by the Parent within thirty (30) calendar days after receipt by the Parent of written notice from the Company of such breach.

         7.2.    Effect of Termination.

                 (a) In recognition of the time, efforts, and expenses expended and incurred by the Parent with respect to the Company and the opportunity that the acquisition of the Company presents to the Parent, if:

                           (i) (A) this Agreement is terminated by the Parent or
                  the Company pursuant to Section 7.1(d), (B) at or prior to the Company Stockholders Meeting there shall have been publicly disclosed one or more Acquisition Proposals other than the proposal contemplated by this Agreement, and (C) within 12 months of the date of such termination, the Company shall have entered into an agreement providing for an Acquisition Proposal with a person (or their Affiliate) that made an Acquisition Proposal described in clause (B) of this subsection, then the Company shall pay the Parent a fee in the amount of $1,400,000 (the "Termination Fee"), payable upon the same date the Company enters into an agreement providing for an Acquisition Proposal;

                           (ii) this Agreement is terminated by the Parent
                  pursuant to Section 7.1(e), then the Company shall pay the Parent the Termination Fee, payable within one business day after termination by the Parent; and

                           (iii) this Agreement is terminated by the Company
                  pursuant to Section 7.1(f), then the Company shall pay the Parent the Termination Fee, payable on or prior to the date of termination.

                  (b) Any amounts payable pursuant to Section 7.2(a) shall be paid by wire transfer of immediately available funds to an account designated by the receiving party for such purpose. The parties acknowledge that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, the parties would not enter into this Agreement. If the Parent or the Company fails to pay promptly any amounts due pursuant to this Section 7.2, such party shall also pay to the other party such other party's costs and expenses (including legal fees and expenses) in connection with any action to the extent such other party is the prevailing party in such action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the unpaid amounts under this section, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by Wells Fargo Bank N.A. Any change in the interest rate hereunder resulting from a change in such prime rate shall be effective at the beginning of the day of such change in such prime rate.

                  (c) Except as provided in the next sentence of this paragraph, in the event of the termination of this Agreement pursuant to any paragraph of Section 7.1, the obligations of the parties to consummate the Merger shall expire, and none of the parties shall have any further obligations under this Agreement except pursuant to Sections 5.7, 5.15, 7.2 and Article 9, which shall survive termination of this Agreement. In the event this Agreement is terminated pursuant to any paragraph of Section 7.1 due to a breach by the Company, the Company shall not be relieved from any liability for such breach or its obligations pursuant to Section 7.2, and the Parent shall have no further obligations under this Agreement except as provided in Sections 5.7, 5.15, and Article 9. Notwithstanding the preceding sentence, the parties agree that the amounts payable upon the occurrence of the events specified in Section 7.2(a) shall be the sole and exclusive remedy of the parties upon termination of the Agreement arising from the occurrence of such events; provided, however, that nothing herein shall relieve the Company or the Parent from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE 8.
                                  DEFINED TERMS

         8.1.    Definitions of Certain Terms.

         When used in this Agreement, and in addition to the other terms defined herein, the following terms shall have the meanings specified in this Article 8.

                 (a) "Acquisition Proposal" shall mean any inquiry, offer or proposal, or any indication of interest in making any offer or proposal, relating to (i) a possible transaction or series of related transactions pursuant to which any Person or "group" (as used in Section 13(d) of the Exchange Act) acquires 15% or more of the outstanding shares of the Company's capital stock, including without limitation by a tender offer or an exchange offer which, if consummated, would result in any Person acquiring 15% or more of the outstanding shares of the Company's capital stock, (ii) a possible merger or other business combination involving the Company or Company Subsidiaries, or (iii) any other transaction pursuant to which any Person might acquire control ( by way of sale, lease, license, liquidation, dissolution or otherwise) of assets (including for this purpose the outstanding equity securities of any Company Subsidiary) of the Company (x) having a fair market value equal to 10% or more of the fair value of all of the consolidated assets of the Company immediately prior to such a transaction, (y) constituting the credit card business of the Company, or (z) otherwise material to the Company; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the other transactions contemplated by this Agreement.

                 (b) "Affiliate" shall mean, in relation to any party hereto, any entity directly or indirectly controlling, controlled by or under common control with such party.

                 (c) "COBRA" shall mean the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations, rulings and other pronouncements issued thereunder.

                  (d) "Company Intellectual Property" shall mean all Intellectual Property used in, developed for use in, or necessary to the conduct of the business of the Company and the Company Subsidiaries as it is currently conducted or as it is contemplated to be conducted.

                 (e) "Company Material Adverse Effect" shall mean any effect, change, event, circumstance or condition that, individually or in the aggregate with all similar effects, changes, events, circumstances or conditions, is or would reasonably be expected to: (i) have a material adverse effect on the business, operations, assets, properties, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole; (ii) prevent or materially delay the consummation of the Merger or otherwise have a material adverse effect on the ability of the Company to perform its obligations under this Agreement; or (iii) have a material adverse effect on the ability of the Surviving Corporation or the Parent to conduct such business following the Effective Time or the ability of the Parent to exercise full rights of ownership of the Company or its assets or business. Notwithstanding anything to the contrary contained in the foregoing, none of the following shall be deemed, individually or in the aggregate, to constitute a Company Material Adverse Effect: (A) a decrease in the market price of the Company Common Stock or its removal of listing from Nasdaq SmallCap Market, in each case, in and of itself or (B) any change, event, violation or inaccuracy directly attributable to any of the following: (1) any actions taken by the Company at the written request or direction, following the date of this Agreement, of the Parent, or (2) a general decline in the financial markets in the United States.

                 (f) "Company Option" shall mean any option to purchase shares of Company Common Stock or other equity securities of the Company, including, without limitation, any option granted under the Company Stock Plans and any option granted under the ESPP.

                 (g) "Company Products" shall mean all software and other products produced, manufactured, marketed or distributed at any time by the Company or any Company Subsidiary.

                 (h) "Company Stock Plans" shall mean any stock option plan, restricted stock plan, or other similar program or agreement, including, without limitation, the Company's 1996 Incentive Plan, Merger Stock Incentive Plan, Non-Employee Directors' Stock Option Plan, 1998 Chief Executive Officer's Plan and ESPP, to which the Company or any Company Subsidiary is a party or which is maintained by the Company or any Company Subsidiary and pursuant to which the Company has granted options to purchase shares of Company Common Stock or awards of Company Common Stock.

                 (i) "Company Subsidiary" shall mean each individual subsidiary of the Company.

                 (j) "Confidentiality Agreement" shall mean the Mutual Confidentiality Agreement, dated February 25, 2005, between the Company and the Parent.

                 (k) "Contract" shall mean any contract, agreement, consensual obligation, promise or undertaking, whether written or oral and whether express or implied.

                 (l) "Delaware Law" shall mean the General Corporation Law of the State of Delaware and the Delaware Constitution.

                 (m) "Employee Benefit Plans" shall mean any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice of any kind (including any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (i) sponsored, maintained or contributed to by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company or any Company Subsidiary (or any dependent or beneficiary of any such individual), or (iii) with respect to which the Company or any Company Subsidiary has (or could have) any obligation or liability.

                 (n) "Encumbrance" shall mean any charge, claim, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

                 (o) "Environmental Laws" shall mean any Law relating to pollution or protection of human or worker health or safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to Environmental Releases or threatened Environmental Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as in effect on the date hereof.

                 (p) "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water or groundwater.

                 (q) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations, rulings and other pronouncements issued thereunder.

                 (r) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                 (s) "Exchange Ratio" shall mean the quotient obtained by dividing (x) 4,918,032.78689 by (y) the total of the number of shares of Company Common Stock outstanding immediately prior to the Closing plus the number of shares of Company

         Common Stock that would have been issuable upon exercise of any Company Option that may be, by virtue of any amendment to the Company Option, exercisable for Parent Common Stock after the Effective Time, rounded to the nearest one-hundred thousandth (0.00001) (with amounts of 0.000005 and above rounded up).

                 (t) "GAAP" shall mean accounting principles generally accepted in the United States, applied on a consistent basis.

                 (u) "Governmental Entity" shall mean any United States or non-United States federal, national, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority.

                 (v) "Hazardous Materials" shall mean: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls above regulated levels and radon gas; (ii) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (iii) any other chemical, material, substance or waste, exposure to which as of the date hereof is prohibited, limited or regulated by any Governmental Entity.

                 (w) "HIPAA" shall mean the means the Health Insurance Portability and Accountability Act of 1997, as amended, and the regulations, rulings and other pronouncements issued thereunder.

                 (x) "Intellectual Property" shall mean all rights in patents, patent applications, trademarks (whether registered or not), trademark applications, service mark registrations and service mark applications, trade names, trade dress, logos, slogans, tag lines, uniform resource locators, Internet domain names, Internet domain name applications, corporate names, copyright applications, registered copyrighted works and commercially significant unregistered copyrightable works (including proprietary software, books, written materials, prerecorded video or audio tapes, and other copyrightable works), technology, software, trade secrets, know-how, technical documentation, specifications, data, designs and other intellectual property and proprietary rights, other than off-the-shelf computer programs.

                 (y)    "IRS" shall mean the United States Internal Revenue
         Service.

                 (z) "Knowledge" shall mean with respect to the Company, the Parent or Merger Sub the knowledge actually possessed, or which, upon the exercise of reasonable due diligence, could be possessed, by any current director or officer of the Company, the Parent or Merger Sub, as the case may be.

                 (aa) "Law" shall mean any constitution, law, ordinance, principle of common law, code, regulation, statute or treaty of any Governmental Entity.

                 (bb) "Nasdaq" shall mean the Nasdaq National Market or the Nasdaq SmallCap Market, as applicable.

                 (cc) "Order" shall mean any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Entity or arbitrator.

                 (dd) "Parent Average Stock Price" shall mean the average closing sale price of one share of Parent Common Stock as reported on Nasdaq for the twenty (20) consecutive trading days ending on and including the third Nasdaq trading day preceding the Closing Date.

                 (ee) "Parent Material Adverse Effect" shall mean any effect, change, event, circumstance or condition that, individually or in the aggregate with all similar effects, changes, events, circumstances or conditions, is or would reasonably be expected to: (i) have a material adverse effect on the business, operations, assets, properties, results of operations, or financial condition of the Parent and its subsidiaries, considered as a whole, or (ii) prevent or materially delay the consummation of the Merger or otherwise have a material adverse effect on the ability of the Parent to perform its obligations under this Agreement. Notwithstanding anything to the contrary contained in the foregoing, none of the following shall be deemed, individually or in the aggregate, to constitute a Parent Material Adverse Effect: (A) a change in the market price of the Parent Common Stock, in and of itself or (B) any change, event, violation or inaccuracy directly attributable to any of the following (1) any actions taken by the Parent at the written request or direction, following the date of this Agreement, of the Company, or (2) a general decline in the financial markets in the United States.

                 (ff) "Per Share Cash Consideration" shall mean the quotient obtained by dividing (x) the sum of (1) $4,500,000, plus (2) any cash received upon the exercise of the outstanding Company Options or Company Warrants prior to the Effective Time, less (3) any other amounts necessary to terminate Company Options in accordance with this Agreement and less (4) an amount mutually determined by the Parent and the Company with respect to contingencies of the Company, such amount to not exceed $275,000 by (y) the total number of shares of Company Common Stock outstanding immediately prior to the Closing, rounded to the nearest one-hundred thousandth (0.00001) (with amounts of 0.000005 and above rounded up).

                 (gg) "Permits" shall mean registrations, franchises, grants, authorizations (including marketing authorizations), licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for each of the Company or the Company Subsidiaries to manufacture, market, sell or distribute the Company's products or to own, lease and operate its properties or to carry on its business as it is now being conducted.

                 (hh) "Person" shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership, governmental entity, agency or branch or department thereof, or any other legal entity.

                 (ii) "Related Party" shall mean any officer, director or beneficial owner of more than 5% of the outstanding voting securities of the Company or any Company Subsidiary (or any entity of which such person is an officer, director or beneficial owner of more than 5% of such entity's outstanding voting securities).

                 (jj)   "SEC" shall mean the Securities and Exchange Commission.

                 (kk) "Securities Act" shall mean the Securities Act of 1933, as amended.

                 (ll) "Superior Proposal" shall mean an unsolicited, bona fide written Acquisition Proposal by a third party for all of the outstanding shares of the capital stock or all of the voting power of the Company (x) which each member of the Company's Board of Directors reasonably determines in good faith, by resolution duly adopted, to be more favorable to the Company's stockholders than the Merger, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, from a financial point of view and, in addition, taking into account all the terms and conditions of the Acquisition Proposal and this Agreement, and all legal, financial, regulatory and other aspects of such Acquisition Proposal deemed relevant by the Company's Board of Directors, including the Termination Fee, (y) for which financing, to the extent required, is then committed and (z) which is reasonably likely to be consummated, within a period of time not materially longer in duration that the period of time reasonably believed to be necessary to consummate the Merger, on the terms set forth.

                 (mm) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean (i) any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

                 (nn) "Tax Return" shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.

         8.2.    Location of Other Defined Terms.

         The following additional terms are defined elsewhere in this agreement, as indicated below:


                  Defined Term                                               Section
                  ------------                                               -------

                          2004 Form 10-K                                     3.4(e)
                          Agreement                                          First Paragraph
                          Agreements to Facilitate Merger                    5.14
                          Cancelled Shares                                   2.1(b)
                          Cash Consideration                                 2.1(c)
                          Certificate of Merger                              1.3
                          Certificate(s)                                     2.3(b)
                          Closing                                            1.2
                          Closing Date                                       1.2
                          Code                                               Third Recital
                          Company                                            First Paragraph
                          Company Common Stock                               Second Recital
                          Company Disclosure Schedule                        Article 3
                          Company Material Agreements                        3.19(b)
                          Company Preferred Stock                            3.3(a)
                          Company SEC Reports                                3.4(a)
                          Company Securities                                 3.3(a)
                          Company Stockholder Approval                       5.3(a)
                          Company Stockholders Meeting                       5.3(a)
                          Company Warrant                                    2.5
                          DGCL                                               2.2(a)
                          Dissenting Shares                                  2.2(a)
                          Effective Time                                     1.3
                          ESPP                                               3.3(a)
                          Exchange Agent                                     2.3(a)
                          Exchange Fund                                      2.3(a)
                          Merger                                             Second Recital
                          Merger Consideration                               2.1(c)
                          Merger Sub                                         First Paragraph
                          Merger Sub Common Stock                            2.1(a)
                          Option Consideration                               2.4
                          Parent                                             First Paragraph
                          Parent Common Stock                                Second Recital
                          Parent SEC Reports                                 4.3(a)
                          Parent Warrant                                     2.5
                          Proxy Statement/Prospectus                         3.6
                          Registration Statement                             5.3(b)
                          Representatives                                    5.2(a)
                          Subsidiary Securities                              3.3(d)
                          Surviving Corporation                              1.1
                          Tax                                                3.18
                          Termination Fee                                    7.2(a)(i)

                                   ARTICLE 9.
                               GENERAL PROVISIONS

         9.1.    Amendment and Modification.

         Subject to applicable Law, this Agreement may be amended, modified, or supplemented only by written agreement of the Parent, Merger Sub and the Company at any time prior to the Effective Time with respect to any of the terms contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.2.    Waiver of Compliance; Consents.

         Any failure of the Parent or Merger Sub on the one hand, or the Company on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by the Company or the Parent, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing. Merger Sub agrees that any consent or waiver of compliance given by the Parent hereunder shall be conclusively binding upon Merger Sub, whether or not given expressly on its behalf.

         9.3.    Investigation; Survival of Representations and Warranties.

         The respective representations and warranties of the Parent and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every representation and warranty contained herein shall be deemed to be conditions to the Merger and shall not survive the Merger. This Section 9.3 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

         9.4.    Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon electronic confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder must be delivered as set forth below, or pursuant to instructions as may be designated in writing by the party to receive such notice:

                  (a)      if to the Parent or Merger Sub, to it at:

                           CORILLIAN CORPORATION
                           3400 N.W. John Olsen Place
                           Hillsboro, OR 97124-5805
                           Fax: (503) 617-3911
                           Attention: Alex Hart

                           with a copy (which shall not constitute notice) to:

                           Perkins Coie LLP
                           1120 NW Couch Street, 10th Floor
                           Portland, Oregon 97209
                           Fax: (503) 727-2222
                           Attention: Roy Tucker

                  (b)      If to the Company, to it at:

                           INTELIDATA TECHNOLOGIES CORPORATION
                           11600 Sunrise Valley Drive, Suite 100
                           Reston, VA 20191
                           Fax: (703) 259-3026
                           Attention: Al Dominick

                           with a copy (which shall not constitute notice) to:

                           Hunton & Williams, LLP
                           Bank of America Plaza, Suite 4100
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-2216
                           Fax:  (404) 888-4190
                           Attention: David Carter

         9.5.    Specific Performance.

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

         9.6.    Assignment.

         Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; any instrument purporting to make such assignment shall be void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         9.7.    Governing Law.

         This Agreement shall be construed in accordance with and governed by the Law of the State of Delaware (without giving effect to choice of Law principles thereof).

         9.8.    Interpretation.

         The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The table of contents, article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

         9.9.    Entire Agreement.

         This Agreement, including the annexes, exhibits and schedules hereto, the Company Disclosure Schedule, and the Confidentiality Agreement referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and the understandings between the parties with respect to such subject matter, including that certain letter agreement between the Parent and the Company, dated March 22, 2005. No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein shall constitute an agreement among the parties hereto. Any agreement among the parties shall exist only when the parties have fully executed and delivered this Agreement.

         9.10.   Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except for the provisions of Section 5.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         9.11.   Severability.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         9.12.   Counterparts.

         This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                                          CORILLIAN CORPORATION

                                          By:  /s/ Alex P. Hart

                                          Name: Alex P. Hart

                                          Title: President




                                          WIZARD ACQUISITION CORPORATION

                                          By:  /s/ Alex P. Hart

                                          Name: Alex P. Hart

                                          Title: President




                                          INTELIDATA TECHNOLOGIES CORPORATION


                                          By:  /s/ Alfred S. Dominick, Jr.

                                          Name: Alfred S. Dominick, Jr.

                                          Title: Chief Executive Officer















                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                         AGREEMENT TO FACILITATE MERGER

         This Agreement to Facilitate Merger (this "Agreement") is made and entered into as of [_________], 2005, between [PARENT], an Oregon corporation ("Acquiror"), and the undersigned stockholder ("Stockholder") of [COMPANY], a Delaware corporation (the "Company").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Acquiror, the Company and [MERGER SUB], a Delaware corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of the Company with and into Merger Sub. Pursuant to the Merger, each share of common stock, par value $0.001 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the effective time of the Merger (other than Cancelled Shares, as defined in the Merger Agreement) will be converted into the right to receive (i) a certain fraction of a share of common stock, no par value, of Acquiror and (ii) a cash payment, each on the basis described in the Merger Agreement.

         B. Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of Shares as is indicated on the final page of this Agreement.

         C. As a condition to its willingness to enter into the Merger Agreement, Acquiror has required that Stockholder enter into this Agreement, and Stockholder is willing to enter into this Agreement in order to induce Acquiror to enter into the Merger Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified:

                  1.1 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  1.2 "Expiration Time" shall mean the earlier to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) of the Merger and (ii) the termination of the Merger Agreement pursuant to
         Article 7 thereof.

                  1.3 "Person" means any individual, corporation, limited liability company, partnership, trust or other entity or governmental authority.

                  1.4 "Shares" means: (a) all equity securities of the Company (including all shares of common stock or preferred stock, and all options, warrants and other rights to acquire shares of common stock or preferred stock) beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Stockholder as of the date of this Agreement and (b) all additional equity securities of the Company (including all additional shares of common stock or preferred stock, and all additional options, warrants and other rights to acquire shares of common stock or preferred stock) over which Stockholder acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) during the period from the date of this Agreement through the Expiration Time.

                  1.5 A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (a) sells, assigns, pledges, encumbers, grants an option with respect to, transfers, distributes or disposes of (by gift, operation of law or otherwise) such security or any interest in such security (except that the exercise of an option to purchase Shares by Stockholder shall not be deemed a Transfer); (b) enters into an agreement or commitment providing for the sale of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of (by operation of law or otherwise) such security or any interest therein; or (c) tenders, or agrees or commits to tender, any Shares in a tender offer, exchange offer, or like transaction.

                  1.6 All other capitalized terms not defined in this Agreement shall have the meanings accorded them in the Merger Agreement.

         2. Agreement to Retain Shares and Voting Rights.

                  2.1 Transfer and Encumbrance. Stockholder shall not (except as may be specifically required by court order) Transfer any of the Shares or make any offer or agreement relating thereto at any time prior to the Expiration Time; provided, however, that nothing in this Agreement shall restrict Stockholder from (a) exercising any options to acquire shares of Company Common Stock, or (b) effecting any Transfer of the Shares (i) by will or applicable laws of descent and distribution or
         (ii) to any member of the immediate family of Stockholder, or to any trust the beneficial ownership of which is held by Stockholder or any such family member (each a "Permitted Transferee"), so long as such Permitted Transferee agrees in writing, in form and substance reasonably satisfactory to Acquiror, to be bound by the terms of this Agreement to the same extent as Stockholder is bound. Any purported Transfer in violation of this Agreement shall be null and void.

                  2.2 Voting Rights. Stockholder shall not (except as may be specifically required by court order) deposit (or permit the deposit
         of) any of the Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement at any time prior to the Expiration Time.

         3. Agreement to Vote Shares. At every meeting of stockholders of the Company (or any adjournment thereof) called with respect to any of the following, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger. Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement. Without limiting the generality of the foregoing, Stockholder shall vote against any proposal (other than the Merger Agreement) that could reasonably be expected to (a) result in any change in the directors of the Company, any change in the present capitalization of the

Company or any amendment to the Company's Certificate of Incorporation or Bylaws if the effect of such amendment could reasonably be expected to materially impair the consummation of the Merger; (b) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; (c) impair in any material respect the Company's ability to perform its obligations under the Merger Agreement; or (d) otherwise prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement.

         4. No Solicitation. Prior to the Expiration Time, Stockholder shall not as a stockholder, either individually or through any representatives or agents (but may as an officer or director to the extent permitted by the Merger Agreement): (a) solicit, initiate, encourage or otherwise facilitate any inquiry, offer, proposal or announcement that constitutes, or could be reasonably expected to lead to, an Acquisition Proposal; (b) enter into any agreement or letter of intent regarding, approve, endorse or recommend, an Acquisition Proposal; or (c) participate or engage in or encourage in any way negotiations or discussions concerning, or provide any non-public information to, any Person relating to, an Acquisition Proposal, or which may reasonably be expected to lead to, any Acquisition Proposal. Upon execution of this Agreement, Stockholder shall (y) immediately terminate all discussions with any Person; and
(z) promptly (but in any event within twenty-four hours) notify Acquiror if it receives an Acquisition Proposal or any inquiry reasonably likely to lead to an Acquisition Proposal or if any discussions or negotiations are sought to be initiated or continued with such Stockholder concerning an Acquisition Proposal.

         5. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder shall deliver to Acquiror a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided therein, with the total number of shares of outstanding capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder and subject to the Proxy set forth therein.

         6. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents and warrants to Acquiror that Stockholder (a) is the sole record and beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Time will be free and clear of any liens, claims, options, charges or other encumbrances; (b) does not beneficially own any shares of capital stock of the Company other than the Shares; and (c) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         7. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Acquiror, to carry out the intent of this Agreement.

         8. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party as a stockholder or pursuant to any rights Stockholder may have as a stockholder.

         9. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidents of ownership of or with respect to any of the Shares, except as otherwise expressly provided herein. All rights, ownership and economic benefits of and relating to the Shares shall remain with, and belong to, Stockholder, and this Agreement shall not be deemed to authorize Acquiror to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or to direct Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein.

         10. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Time.

         11. Miscellaneous.

                  11.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  11.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

                  11.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  11.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquiror upon any such violation, Acquiror shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity.

                  11.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

         If to Acquiror:            [PARENT]

                                    _______________________

                                    _______________________

                                    Fax: __________________

                                    Attention:  ___________
         with a copy (which shall not constitute notice) to:

                                    Perkins Coie LLP
                                    1120 NW Couch Street, 10th Floor
                                    Portland, OR  97209
                                    Fax:  (503) 727-2222
                                    Attention:  Roy W. Tucker

         If to Stockholder:         To the address for notice set forth on the
                                    signature page hereof.

or to such other address as any party may have furnished to the other in writing in accordance herewith. Notices shall only be effective upon receipt.

                  11.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws provision thereof.

                  11.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  11.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  11.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

                  11.10 Fiduciary Duty as Director or Officer. The parties hereto acknowledge and agree that Stockholder's obligations hereunder are solely in his or her capacity as a stockholder of the Company, and that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty the undersigned or any of his or her respective affiliates may have as a member of the Board of Directors of the Company or as an executive officer of the Company or restrict or limit any actions taken by the undersigned in his capacity as a member of the Board of Directors of the Company or as an executive officer of the Company; provided that no such duty shall excuse Stockholder from his or her obligations as a stockholder of the Company to vote Shares as herein provided and to otherwise comply with the terms and conditions of this Agreement.

                  11.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

         LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.


     [Remainder of page intentionally left blank. Signature page follows.]

                                 SIGNATURE PAGE
                                       TO
                         AGREEMENT TO FACILITATE MERGER

         IN WITNESS WHEREOF, the parties have caused this Agreement to Facilitate Merger to be duly executed on the date and year first above written.

                                [PARENT]

                                By: ___________________________________________
                                Name:
                                Title:


                                STOCKHOLDER


                                _______________________________________________
                                Name:

                                Address:


                                Shares beneficially owned as of
the date hereof:

                                       [__________] shares of [COMPANY] Common
                                       Stock

                                Form of beneficial ownership:

                                       [__________] shares are currently held
                                       directly;
                                       [__________] shares are currently subject to outstanding options.

                                                                       EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned stockholder of [COMPANY], a Delaware corporation (the "Company"), hereby irrevocably appoints [____________________] and [____________________] of [PARENT], an Oregon corporation ("Acquiror"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of outstanding capital stock of the Company beneficially owned by the undersigned as of the date hereof, which shares are listed below (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Acquiror, the Company and [MERGER SUB], a Delaware corporation and wholly owned subsidiary of Acquiror, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

         This proxy is coupled with an interest and is irrevocable, is granted in order to secure the obligations under the Agreement to Facilitate Merger, dated as of the date hereof, between Acquiror and the undersigned stockholder (the "Agreement to Facilitate Merger"), and is granted in consideration of Acquiror entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of such a meeting, or otherwise, in favor of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger.

         The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:  [__________], 2005

Signature of Stockholder:  ____________________________________________________


Print Name of Stockholder: ____________________________________________________

Shares beneficially owned as of the date hereof:

___________ shares of outstanding common stock, par value $0.001 per share, of [COMPANY]